Exhibit 4.4

BANK FIRST NATIONAL

RETIREMENT PLAN

Amended and Restated effective January 1, 2017

BANK FIRST NATIONAL

RETIREMENT PLAN

TABLE OF CONTENTS

Article I	Definitions and Construction	1-1
1.1	Definitions	1-1
1.2	Construction	1-8

Article II	Eligibility and Participation	2-1
2.1	Eligible Employees	2-1
2.2	Commencement of Participation	2-2
2.3	Termination of Participation	2-2
2.4	Reemployment	2-2

Article III	Contributions and Allocations	3-1
3.1	Employer Contributions.	3-1
3.2	Participant Contributions	3-2
3.3	Matching Contributions	3-4
3.4	Timing of Contributions	3-5
3.5	Allocation of Forfeitures	3-5
3.6	Rollovers from Other Employee Benefit Plans	3-5
3.7	Return of Contributions	3-6
3.8	Contribution and Allocation Restrictions	3-6
3.9	Dividend Reallocations	3-6
3.10	Money Purchase Plan Accounts	3-6

Article IV	Valuation and Accounting	4-1
4.1	Valuation and Accounting	4-1
4.2	Acquisition Loan Accounts	4-1
4.3	Valuation of Qualifying Employer Securities	4-2
4.4	Acquisition of Qualifying Employer Securities	4-3

Article V	Contribution and Allocation Restrictions	5-1
5.1	Annual Addition Limitation.	5-1
5.2	Top-Heavy Restrictions	5-2
5.3	Actual Deferral Percentage Test	5-2
5.4	Actual Contribution Percentage Test.	5-7
5.5	Separate Testing	5-10
5.6	Limitation if Shareholder Elect(s) Gain Deferral	5-10

Article VI	Vesting	6-1
6.1	Vesting	6-1
6.2	Forfeitures	6-2
6.3	Reinstatement.	6-2

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Article VII	Distributions	7-1
7.1	Payment of Retirement Benefits	7-1
7.2	Form and Method of Payment.	7-2
7.3	Death Benefits	7-3
7.4	Required Lifetime Distributions	7-5
7.5	In-Service Withdrawals.	7-6
7.6	Hardship Distributions	7-6
7.7	Right of First Refusal	7-8
7.8	Put Option	7-10
7.9	Qualified Domestic Relations Orders	7-11
7.10	Elective Deferrals and Safe Harbor Contributions	7-11
7.11	Distribution Rules for Money Purchase Plan Assets	7-11

Article VIII	Administration of the Plan	8-1
8.1	Designation of Administrator	8-1
8.2	Administration and Interpretation	8-1
8.3	Administrator’s Duties	8-1
8.4	Authority	8-1
8.5	Maintenance of Accounts and Reports	8-1
8.6	Examination of Financial Statements and Audits	8-2
8.7	Agent for Service of Process	8-2
8.8	Bond	8-2
8.9	Compensation and Expenses	8-2
8.10	Limitation of Authority	8-2
8.11	Limitations on Liability	8-2
8.12	404(c) Compliance	8-2
8.13	Diversification Requirements for Employer Securities	8.3

Article IX	Administration of the Trust	9-1
9.1	Appointment of Trustee	9-1
9.2	Authorization for Trust Agreement	9-1
9.3	Participant Direction of Investment of Account	9-1
9.4	Funding Policy	9-1
9.5	Diversification of Investments	9-1
9.6	Voting Rights	9-2

Article X	Claims Procedure	10-1
10.1	Application for Benefits	10-1
10.2	Review of Denied Claim	10-1

Article XI	Amendment and Termination	11-1
11.1	Amendment or Restatement	11-1
11.2	Termination and Discontinuance of Contributions	11-1
11.3	Merger, Consolidation or Transfer of Assets and Liabilities	11-2
11.4	Successor Employer	11-2

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Article XII	General Provisions	12-1
12.1	Limitation on Liability	12-1
12.2	Indemnification	12-1
12.3	Compliance with ERISA	12-1
12.4	Nonalienation of Benefits	12-1
12.5	Employment Not Guaranteed by Plan	12-1
12.6	Facility of Payment	12-1
12.7	Location of Participant or Beneficiary Unknown	12-2
12.8	Offset	12-2
12.9	Military Leave	12-2

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INTRODUCTION

This amended and restated document is effective as of this 1st day of January, 2017.

Effective March 16, 1987, First Manitowoc Bancorp (the “Company”), the holding company of First National Bank in Manitowoc (the “Bank”) adopted the First National Bank in Manitowoc 401(k) Profit Sharing Plan (this “Plan”) to allow employees of the Company and the Bank (and employees of certain related organizations) to make additional pre-tax contributions toward their own retirement savings. As established, the Plan was intended to be a 401(k)-profit sharing plan and the Company received a favorable determination letter from the Internal Revenue Service (“IRS”) to confirm this status in December 1997.

In 2002, the frozen First National Bank in Manitowoc Money Purchase Plan (the “Money Purchase Plan”) was merged into this Plan. Frozen individual accounts from the Money Purchase Plan have been carried forward into the “Money Purchase Plan Accounts” referenced in Section 1.1(a) below.

Effective January 1, 2003, the Company amended the Plan into a “stock bonus plan” consisting of: (1) an employee stock ownership plan (or “ESOP”), within the meaning of Section 4975(e)(7)(A) of the Internal Revenue Code of 1986, as amended (the “Code”); and (2) a qualified cash or deferred arrangement (or “CODA”) within the meaning of Code Section 401(k)(2). Such combined plans are often referred to as “KSOPs.”

On February 12, 2008, the Company renamed the Plan to reflect the change in the name of the Bank from “First National Bank in Manitowoc” to “Bank First National.” As renamed, the Plan became known as the Bank First National Retirement Plan (with the Company as the primary sponsor of the Plan).

The Company timely amended and restated the Plan, effective as of January 1, 2010, as the EGTRRA Cycle D restatement, which incorporated prior Plan amendments and applicable legislative and regulatory amendments. The Cycle D restatement received a favorable determination letter from the IRS dated September 20, 2013.

Effective January 1, 2014, the Company amended and restated the Plan in its entirety, in order to timely submit the Plan to the IRS for a favorable determination letter under Cycle D-2 of the remedial amendment period filing procedures set forth in IRS Notice 2013-84 (i.e., the 2013 Cumulative List). The Company’s EIN is 39-1435359. Effective July 1, 2014, the Company changed its name to Bank First National Corporation, in order to better align the name of the holding company parent with the name of its wholly-owned subsidiary, Bank First National.

Both the Company and the Bank are C-corporations. Neither the Company nor the Bank have ever been an S-corporation. The Company’s stock is traded on the Over-The-Counter Bulletin Board (“OTC:BB”) which is not considered “publicly traded” for purposes of the diversification requirements set forth in Code Section 401(a)(35).

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article I

Definitions and Construction

1.1       Definitions. Unless a different meaning is clearly required by the context, the following words, when used in this Plan, shall have the meaning(s) set forth below.

(a)          Account. One or more individual account(s) maintained to record each Participant’s benefits under the Plan and his or her interest in the Trust. Consistent with the terms of this document, a Participant may have one or more of the following sub-accounts in his or her name under this Plan:

●      an Elective Contribution Account;

●      a Matching Contribution Account;

●      an Employer Contribution Account;

●      a Money Purchase Plan Account;

●      a Prior Plan Account; and

●      a Rollover Account

(b)          Administrator. The Administrator (sometimes referred to herein as the “Plan Administrator”) shall be the named fiduciary who shall control and manage the operation and administration of the Plan. The Administrator shall be the Bank, acting by its board of directors or any delegate(s) duly authorized by the Bank’s board of directors.

(c)          Acquisition Loan. A loan (or other extension of credit) used by the Trust to finance the acquisition of Qualifying Employer Securities, which loan may constitute an extension of credit to the Trust from a party in interest (as defined in ERISA). An Acquisition Loan must satisfy all of the requirements of the Code and ERISA, including Code Section 4975 (including Treasury Regulation Section 54.4975-7) and ERISA Section 408(b)(3). Additionally, an Acquisition Loan must be approved, in writing, by the Bank’s Compensation, Pension and Retirement Committee or by the Bank’s Board of Directors. No Acquisition Loans have been made to the Plan.

(d)          Break in Service. A Plan Year during which a Participant is not credited with more than 1 Hour of Service with an Employer. With respect to any Plan Year that is less than 12 consecutive months, the determination period shall be the 12 consecutive month period beginning on the first day of such Plan Year.

(e)          Code. The Internal Revenue Code of 1986, as amended from time to time, and as interpreted by applicable regulations and rulings.

(f)          Company. Bank First National Corporation (f/k/a First Manitowoc Bancorp) and any successor. The Company’s name change from First Manitowoc Bancorp to Bank First National Corporation became effective July 1, 2014. The Company’s board of directors, or its delegate(s), shall act on behalf of the Company for purposes of this Plan.

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(g)          Compensation. An Employee’s wages for federal income tax withholding purposes, as defined under Code Section 3401(a), plus all other payments to an Employee in the course of the Employer’s trade or business, for which the Employer must furnish the Employee a written statement under Code Sections 6041, 6051 and 6052, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

Notwithstanding the preceding or any other Plan provision(s) to the contrary, Compensation shall include “elective contributions.” For purposes of this provision, “elective contributions” are amounts excludible from the Employee’s gross income under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(2), 403(b), 408(p) or 457. Effective January 1, 2009, differential wage payments from the Company to Participants who are performing Qualified Military Service will be included as Compensation.

Compensation shall exclude the following amounts for all Plan purposes: severance pay and Compensation paid after an Employee’s last day of employment with any Employer.

Compensation shall exclude the following amounts for purposes of Plan allocations: group term life insurance benefits (even if taxable to the Participant), annual cash holiday bonus payments, supplemental life insurance provided to the individuals who serve on the Company’s Board of Directors, any automobile allowance (whether or not such amount is taxable to the individual), clothing allowances and any other taxable or non-taxable fringe benefits or other benefits made available by the Employer to the Employee from time to time that is not part of the Employee’s base salary.

The annual Compensation of each Employee taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed the adjusted annual compensation limit provided in Code Section 401(a)(17), which adjustments shall be made annually by the Secretary. The annual Compensation limit for the Plan Year beginning January 1, 2016 is $265,000. If Compensation is determined for a period of time that contains fewer than 12 consecutive months, the annual compensation limit shall be applied on a pro rata basis.

(h)          Disability. A Participant will be considered to have a Disability if the Participant terminates employment with each Employer under circumstances that entitle the Participant to receive long term disability benefits under the disability provisions of the Company’s or the Bank’s long term disability plan (the “LTD Plan”) or, for a Participant who does not also participate in the LTD Plan, under circumstances that would entitle the Participant to LTD Plan benefits if the individual did participate in the LTD Plan. The Administrator shall determine whether an individual who does not participate in the LTD Plan satisfies the requirements of the LTD Plan. The Administrator shall determine the date that a disability is deemed to have occurred. The Administrator may require a Participant to submit to a physical examination in order to confirm a Disability. The Administrator shall apply the terms of this provision in a nondiscriminatory manner.

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(i)           Disqualified Person. An Employer, an owner (either direct or indirect) of 50% or more of the voting power or total value of all classes of stock entitled to vote, an officer or director of an Employer, a holder of 10% or more of an Employer’s shares and any other person defined as a “disqualified person” in Code Section 4975(e)(2).

(j)           Effective Date. The Effective Date of the original Plan is March 16, 1987. Except as otherwise noted in this document, the Effective Date of this restatement is January 1, 2017.

(k)          Employee. A person who is employed by an Employer or who is a Leased Employee who is deemed to be an employee of the Employer under applicable Code provisions.

(l)          Employer. The Company and any “participating employer” that adopts this Plan and whose participation in this Plan is approved, in writing, by the Company shall be considered an Employer under this Plan. As of the Effective Date of this restatement Bank First National (f/k/a First National Bank in Manitowoc) is a participating employer. (Prior to January 1, 2010, the George V. Reis Investment Group and, the Vincent Group were participating employers in this Plan.) Each of the preceding “participating employers” is also a member of the same controlled group that includes the Company, such that this Plan is a single employer plan, not a multiple employer plan.

(m)          ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time, and as interpreted by applicable regulations and rulings.

(n)          Forfeiture. The non-vested portion of a Participant’s Account that is forfeited upon distribution of a Participant’s Account following his or her termination of employment or upon the Participant incurring five (5) consecutive one-year breaks in Service.

(o)          Highly Compensated Employee (or “HCE”). An Employee who performs services for an Employer or any other employer (a “related company”) required to be aggregated with an Employer under Code Sections 414(b), (c), (m), or (o) and who: [i] was a 5% owner of an Employer or any related company at any time during the current or immediately preceding Plan Year; or [ii] received Compensation from an Employer or a related company in excess of $80,000 (as adjusted pursuant to Code Section 414(q)(1)) Effective January 1, 2016, the HCE limit is $120,000. A Highly Compensated Employee shall also include any individual who was a highly compensated active employee for either the year in which he or she separated from service or any year ending on or after the individual’s 55th birthday.

(p)          Hour of Service. For Employees whose actual hours of employment are tracked by an Employer, an Hour of Service shall equal:

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(i)       Each hour for which an Employee is paid, or entitled to payment for the performance of service for an Employer.

(ii)       Each hour for which an Employee is paid, or entitled to payment by an Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence. No more than one Hour of Service will be credited under this Section (ii) for any single continuous period (whether or not such period occurs in a single Plan Year or other computation period). Hours under this Section (ii) will be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations, which is incorporated herein by this reference, and shall govern the determination of an individual’s Hours of Service.

(iii)       Each hour for which back pay, regardless of any mitigation of damages, is either awarded or agreed to by an Employer, provided that the same Hours of Service will not be credited under Section (i) or Section (ii), as the case may be, and under this Section (iii).

(iv)       Hours of Service will be credited to each Employee for the computation period in which the duties are performed or would have been performed or, in the case of Section (iii) above, for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

(v)       Solely for purposes of determining whether a Break in Service has occurred for participation and vesting purposes, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such Employee but for such absence or, in any case in which such Hours of Service cannot be determined, eight Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence: [a] by reason of the pregnancy of the Employee; [b] by reason of a birth of a child of the Employee; [c] by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee; or [d] for purposes of caring for such child for a period immediately following such birth or placement. The Plan shall credit Hours of Service pursuant to this paragraph first to the Plan Year in which the absence begins to the extent necessary to prevent a Break in Service in that Plan Year, then to the Plan Year following the Plan Year in which the absence begins. No more than 1 hour will be credited under this Section. The Plan shall not award Hours of Service pursuant to this Section unless the Employee involved provides the Administrator such information as the Administrator reasonably requires to establish the purpose of the absence as consistent with this paragraph and to establish the number of days in the absence.

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(vi)       Hours of Service shall be credited for employment with other members of an affiliated service group (under Code Section 414(m)), a controlled group of corporations (under Code Section 414(b)), a group of trades or businesses under common control (under Code Section 414(c)) of which an Employer is a member, any other entity required to be aggregated with the Company pursuant to Code Section 414(o) and for services performed as a Leased Employee.

(vii)       To the extent consistent with guidelines adopted by the Company and applicable Code and ERISA provisions, Hours of Service shall be granted or credited based upon the preceding principles, applied the periods before a particular Employer adopted (or agreed to be a “participating employer”) under this Plan.

Employees whose actual hours of employment are not tracked by an Employer (i.e., exempt employees) shall receive: 10 Hours of Service for a daily equivalency; 45 Hours of Service for a weekly equivalency; 95 Hours of Service for a semimonthly equivalency; or 190 Hours of Service for a monthly equivalency. An Employee’s equivalency period shall equal the unit or period for which the employee receives a paycheck.

Notwithstanding the preceding and to the extent consistent with the Code and ERISA, the Company may, in its sole discretion, uniformly grant Hours of Service for prior service with any company or entity that an Employer acquires (whether through an acquisition of a direct ownership interest, a statutory merger, an acquisition of assets or any other similar transaction).

(q)          Income. The income or loss allocable to an Account.

(r)           Investment Committee. The Employees responsible for selecting, evaluating and monitoring the Plan’s investment options in accordance with the Plan’s Investment Policy Statement. The members of the Investment Committee shall be selected by the Vice President of Human Resources and their appointment approved by the Compensation, Pension and Retirement Committee. Leased Employees, senior management Employees, and members of any Employer board of directors may not serve as members of the Investment Committee.

(s)          Key Employee. Any Employee or former Employee and the beneficiaries of such Employee who, pursuant to Code Section 416(i), during the Plan Year, is or was: [a] an officer of an Employer who received compensation (as defined in Code Section 414(q)(7)) in excess of 50% of the dollar limitation under Code Section 415(b)(1)(A); [b] a 5% owner of an Employer; or [c] a 1% owner of an Employer who received compensation (as defined in Code Section 414(q)(7)) of more than $150,000, as adjusted by the Internal Revenue Service.

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(t)           Leased Employee. Any person (other than an Employee of an Employer who, pursuant to an agreement between that Employer and any other person (the “leasing organization”), has performed services for an Employer (or for that Employer and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year, and such services are performed under the Employer’s direction or control. Notwithstanding this general rule, a Leased Employee shall not be considered an Employee of an Employer if: (i) the Leased Employee is covered by a money purchase pension plan providing: [a] a non-integrated employer contribution rate of at least 10% of Compensation; [b] immediate participation; and [c] full and immediate vesting; and (ii) all Leased Employees do not constitute more than 20% of the Employer’s non-Highly Compensated Employees.

(u)          Normal Retirement Date. A Participant’s 65th birthday.

(v)          Participant. Any individual who has satisfied the eligibility and participation requirements of the Plan as provided in Article 2 below. Where appropriate, the term “Participant” also includes some or all of the following individuals for whom an Account exists which has not been distributed or forfeited in total: (i) former Participants who are no longer eligible to participate in the Plan; (ii) beneficiaries of a Participant; and (iii) alternate payees, as defined in Code Section 414(p)(8), of a Participant or former Participant.

(w)         Plan. The Bank First National Retirement Plan (f/k/a the First National Bank in Manitowoc 401(k) Profit Sharing Plan), as set forth herein and as amended from time to time.

(x)          Plan Year. The period beginning on each January 1 and ending on the following December 31.

(y)          Qualifying Employer Securities. Common stock of an Employer with a combination of voting power and dividend rights equal to the class of common stock with the highest dividend rights and that class of common stock with the greatest voting power or non-callable preferred stock of an Employer if convertible at any time into common stock as previously described at a reasonable conversion price. Unless specifically approved by the Company’s Board of Directors, the Plan shall not hold more than twenty percent (20%) of the outstanding stock of the Company or any other Employer. For purposes of Code Sections 401(a)(22), 401(a)(28), 409(h)(1)(B) and 409(l), “readily tradable on an established securities market” means Employer securities that are readily tradable on an established market within the meaning of Treasury Regulations Section 1.401(a)(35)-1(f)(5).

(z)          Top-Heavy. The Plan will be Top-Heavy if the “top-heavy ratio” for this Plan exceeds 60% and this Plan is not part of any “top-heavy group.” Generally, the Plan will be Top-Heavy for any Plan Year, if, as of the determination date, the accumulations in the Accounts of Key Employees exceed 60% of its accumulations in the Accounts of all Participants. To determine if the Plan is Top-Heavy, the Administrator shall: (i) include in each Participant’s Account distributions made with respect to the Participant during the Plan Year containing the “determination date” and the one-year period ending on the determination date; and (ii) exclude from the calculation: [a] the Account of any Participant who has not been a Key Employee at any time during the Plan Year containing the determination date and the preceding Plan Year; and [b] the Account of any individual who did not complete at least one Hour of Service during the immediately preceding year. For purposes of this Section, the following words shall be defined as set forth herein. Determination Date: For the first Plan Year, the determination date is the last day of that Plan Year. For any other Plan Year, the determination date is the last day of the immediately preceding Plan Year.

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(i)       Top-Heavy Group. The Plan is part of a Top-Heavy Group if by aggregating plans of an Employer which cover a Key Employee and any other plan which enables a plan covering that Key Employee to meet the qualification requirements under the coverage or anti-discrimination rules contained in the Code it is determined that the sum of: [a] the present value of the accumulated accrued benefits for Key Employees under all defined benefit plans included in the group; and [b] the sum of the account balances of Key Employees under all defined contribution plans included in the group, exceeds 60% of the same amount determined for all Participants under all plans included in the group.

(A)       Required Aggregation Group. In determining a Top-Heavy Group hereunder, each plan of an Employer in which a Key Employee is a participant in the Plan Year containing the determination date or the preceding year, and each other plan of an Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group. In the case of a Required Aggregation Group, each plan in the group will be considered a Top-Heavy Plan if the Required Aggregation Group is a Top-Heavy Group. No plan in the Required Aggregation Group will be considered a Top-Heavy Plan if the required Aggregation Group is not a Top-Heavy Group.

(B)       Permissive Aggregation Group. The Company may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Section 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group. In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is a Top-Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is not a Top-Heavy Group.

(ii)       Top-Heavy Ratio. The Administrator shall determine the Top-Heavy Ratio in accordance with Code Section 416(g).

(aa)        Trust. The assets of the Plan held in trust by the Trustee.

(bb)       Trustee. The person, persons or entity holding the assets of the Plan in trust.

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(cc)        Valuation Date. The day or days of each Plan Year when the Administrator values the assets of the Trust pursuant to Article 4. Notwithstanding any language in the Plan to the contrary, the last day each Plan Year shall be a Valuation Date.

(dd)       Year of Service. Any Plan Year during which the Employee completes at least 1 Hour of Service after the Employee attains age eighteen (18). With respect to any Plan Year that is less than 12 consecutive calendar months, an Employee shall be credited with a Year of Service if he or she completes 1 Hour of Service during the 12 consecutive month period ending on the last day of such short Plan Year. If an Employer maintains the plan of a predecessor employer, service of an Employee with the predecessor employer is credited as service with the Employer under this Plan.

1.2       Construction. Except to the extent preempted by the ERISA, the laws of the State of Wisconsin shall govern the construction and application of the Plan. Words used in the masculine gender shall include the feminine and words in the singular shall include the plural, as appropriate. If any provision of the Code or ERISA render any provisions of this Plan unenforceable, such provision shall be of no force and effect only to the extent required by such law.

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article II

Eligibility and Participation

2.1       Eligible Employees. An Employee will be eligible to participate in the Plan only after he or she has satisfied the age and service requirements provided in Section (a) below and only while he or she is not a member of an “excluded group,” as described in Section (b) below.

(a)          Age and Service Requirements. An Employee shall be eligible to participate in the Plan after the Employee has attained age 18 and completed at least one Hour of Service with one or more Employer(s) as of any date that is at least six (6) months after the date that the individual first completes one Hour of Service with any Employer. Notwithstanding the preceding, the Company may, in its sole discretion, grant credit for prior service that an individual may have provided to a different organization which is purchased or acquired by an Employer. Notwithstanding the preceding provisions of this Section 2.1(a), effective June 1, 2011, an Employee shall be eligible to participate in the Plan after the Employee has attained age 18 and completed at least one Hour of Service with one or more Employer(s) as of any date that is at least three (3) months after the date that the individual first completes one Hour of Service with any Employer.

(b)          Excluded or Reclassified Employees. Notwithstanding any other provision in the Plan to the contrary, an individual who is providing services for an Employer in one (or more) of the following categories shall not be entitled to participate in this Plan or to receive benefits hereunder wholly or partially as a result of such services:

(i)       Independent Contractor. A person who is classified by the Employer as an independent contractor, as evidenced by the Employer’s failure to withhold taxes from the person’s compensation, even if the individual is otherwise determined to be the Employer’s common law employee.

(ii)       Contractor’s Employee. A person working for a business that provides goods or services (including temporary employee services) to the Employer whom the Employer does not regard as its own common law employee, as evidenced by the Employer’s failure to withhold taxes from the person’s compensation, even if the individual is otherwise determined to be the Employer’s common law employee.

(iii)       Waived Participation. A person to whom the Employer did not extend the opportunity of participating in this Plan and/or an individual who agreed orally or in writing that he or she would not be eligible to receive benefits hereunder whether or not this Plan was expressly identified in that agreement. Notwithstanding anything in the Plan to the contrary, any waiver of participation in the Plan shall be irrevocable with respect to Employer contributions.

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2.2       Commencement of Participation. An Employee who meets the eligibility requirements provided in Section 2.1 above shall become a Participant in the Plan on the same date that the Employee satisfies such eligibility requirements.

2.3       Termination of Participation. An individual shall cease to be a Participant in the Plan on the date that his or her employment with each Employer terminates or, if earlier, the date that he or she is a member of an excluded group, as defined in Section 2.1 above. If an individual terminates his or her participation in the Plan because he or she becomes a member of an excluded group, as defined in Section 2.1 above, the individual shall resume participation in the Plan:

(a)          immediately upon again becoming a member of an eligible class of Employees if he or she again becomes a member of such class before incurring five consecutive Breaks in Service; or

(b)          in accordance with the rules provided in Sections 2.1 and 2.2 above if he or she again becomes a member of an eligible class of Employees after he or she incurs five consecutive Breaks in Service.

2.4       Reemployment. If a Participant terminates his or her employment with each Employer (and his or her participation in the Plan) and he or she subsequently resumes employment with an Employer, he or she shall participate in the Plan in accordance with the following rules.

(a)          No Break in Service. If the former Participant resumes employment with an Employer before he or she incurs a Break in Service, the rehired Employee shall participate in the Plan immediately upon reemployment with such Employer.

(b)          After a Break in Service-Vested Benefits. If the former Participant had vested rights in his or her Account and he or she subsequently resumes employment with an Employer after incurring a Break in Service, the rehired Employee shall participate in the Plan immediately upon reemployment with such Employer.

(c)          After a Break in Service-No Vested Benefits. The rehired Employee shall participate in the Plan immediately upon reemployment with an Employer if the former Participant had no vested rights in his or her Account and he or she subsequently resumes employment with an Employer before incurring a period of Breaks in Service equaling or exceeding the greater of: (i) five consecutive years; or (ii) the number of Years of Service the former Participant completed prior to the Break in Service. The rehired Employee shall be treated as a new Employee who must again satisfy the eligibility and participation requirements provided in Sections 2.1 and 2.2 above if the former Participant had no vested rights in his or her Account and he or she subsequently resumes employment with an Employer after incurring a period of Breaks in Service equaling or exceeding the greater of: (i) five consecutive years; or (ii) the number of Years of Service the former Participant completed prior to the Break in Service. A Participant shall not be credited with any Years of Service that are disregarded under this Section because those Years of Service were completed before a Break in Service.

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article III

Contributions and Allocations

3.1       Employer Contributions.

(a)          Amount. For each Plan Year, each Employer shall make a contribution of cash or other property to the Trust in such amount, if any, as determined by the Company. The Company shall have the authority to establish, in its sole discretion, the specific contribution amount for each Employer and for each subsidiary of the Company and the contribution amount or percentage for each Employer or subsidiary of the Company need not be uniform and the Company, in its sole discretion, may determine that some or all Employers or subsidiaries of the Company will not make any contribution to the Plan for a particular Plan Year. The Company’s determination of the amount of its contribution and the contribution from each Employer or subsidiary of the Company, if any, for each Plan Year shall be binding and conclusive upon all Employers, subsidiaries of the Company, Participants, the Trustee and the Administrator.

(b)          The amount of the contribution or the allocation of such contribution, if any, shall not be subject to change as a result of a subsequent audit by the Internal Revenue Service (“IRS”) or as a result of any subsequent adjustment of the Company’s records. The Trustee shall have no right or duty to inquire into the amount of the Company’s contribution or the method used in determining the amount of such contribution or the allocation thereof. The Trustee shall be accountable only for funds it actually receives.

(c)          Roth Elective Deferrals. Participants shall be eligible to irrevocably designate some or all of their elective contributions as either pre-tax elective contribution or Roth elective contributions. All elections shall be subject to the same election procedures, limits on modifications and other terms and conditions on elections as specified in the Plan.

(d)          Allocation.

(i)       No Acquisition Loan. As of the last day of each Plan Year when there is no Acquisition Loan and following the allocation of income pursuant to Article 4, the Administrator shall allocate the Employer contribution, if any, to each Participant who is employed by an Employer on the last day of that Plan Year in the same proportion that the Participant’s total Compensation for the Plan Year bears to the total Compensation of all Participants who are employed by an Employer on the last day of that Plan Year. As of the last day of each Plan Year when there is no Acquisition Loan and following the allocation of income pursuant to Article 4, the Administrator shall allocate the contributions from the Company and each Employer or subsidiary of the Company, if any, to each Participant who is employed respectively by the Company, by such Employer or by such subsidiary of the Company on the last day of that Plan Year in the same proportion that the Participant’s total Compensation for the Plan Year bears to the total Compensation of all Participants who are similarly employed by the Company, by the Employer or by the subsidiary of the Company which employs the Participant of the last day of that Plan Year. An individual will, however, be deemed to be employed on the last day of the Plan Year if he or she terminates his or her employment with all Employers prior to the last day of the Plan Year because of his or her death, Disability or attainment of his or her Normal Retirement Date. Additionally, and solely for purposes of determining allocations for the Plan Year beginning on January 1, 2009, an individual who was employed by the Vincent Group on December 30, 2009, shall be deemed to be employed by the Vincent Group on December 31, 2009.

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(ii)       Acquisition Loan. Notwithstanding Section (i) or any other Plan provision(s) to the contrary, Employer contributions used to repay an Acquisition Loan shall be allocated pursuant to the rules provided in Section 4.2 below.

(e)          Suspension or Reduction of Contributions. Notwithstanding any other provision(s) of the Plan to the contrary, the Company may suspend, reduce or eliminate Employer contributions at any time.

(f)          Top-Heavy Contributions. Notwithstanding any other provision(s) to the contrary, if the Plan is Top-Heavy for a particular Plan Year, the Employer contributions for a Plan Year allocated on behalf of any Participant who is not a Key Employee, and who is employed by an Employer on the last day of such Plan Year (without regard to the number of Hours of Service he or she accumulated during such Plan Year), shall not be less than the top-heavy contribution. The “top-heavy contribution” is a contribution equaling (when combined with contributions on behalf of such Participant to this and other defined contribution plans maintained by the Employer and qualified pursuant to Code Section 401(a)) the lesser of: (i) 3% of the Participant’s Compensation for such Plan Year; or (ii) the same percentage of the Participant’s Compensation for such year as the highest percentage of a Key Employee’s Compensation that the allocation of contributions to that Key Employee’s Account totals for such Plan Year. The provisions in this Section shall not, however, apply to any Participant who is covered under any other qualified plan(s) of the Employer if the minimum allocation or benefit requirement applicable to top-heavy plans is met in the other plan(s).

3.2       Participant Contributions. Participants may make elective contributions to this Plan, as set forth.

(a)          Automatic Enrollment and Increases. Participants may enroll to make elective contributions, discontinue making all elective deferrals or change the level of his or her elective deferrals as of the first day of any calendar quarter. Upon the initial satisfaction of the eligibility requirements to make elective deferrals under this Plan, an eligible Employee who has not made an affirmative elective contribution election shall be deemed to have made an elective contribution election in the amount of 4% of Compensation (or such other amount as determined, from time to time by the Plan Administrator). In addition to the automatic enrollment provisions noted above, a Participant who is automatically enrolled in the Plan or who has enrolled by making an affirmative enrollment or deferral election in an amount other than 0%, shall be deemed to have elected to increase his or her deferral contributions by 1% as of the first day of each Plan Year, provided that such automatic increases shall not exceed 10% of the Participant’s Compensation.

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Effective January 1, 2012, the deferral contributions of a Participant will not be automatically increased by 1% as of the first day of each Plan Year.

Notwithstanding the preceding, effective January 1, 2015, a Participant who does not make an affirmative elective contribution election upon initial satisfaction of the eligibility requirements and is automatically enrolled in the Plan shall be deemed to have elected to increase his or her deferral contributions by 1% as of the first day of each Plan Year, provided that such automatic increases shall not exceed 10% of the Participant’s Compensation. Automatic enrollment and automatic escalation will continue unless and until the Participant affirmatively elects to make deferral contributions (including making an affirmative election to defer zero dollars ($0)).

(b)          Affirmative Elections. For each Plan Year, a Participant may affirmatively direct his or her Employer to make “elective contributions” on his or her behalf directly to the Trust in an amount different than the automatic enrollment and increases contemplated under Section 3.2(a) above. A Participant may revoke his or her election to make elective contributions pursuant to rules prescribed by the Administrator. A Participant may increase or decrease the amount of his or her elective contributions as of the first day of any calendar quarter or as otherwise allowed by the Administrator.

(c)          Employer Deposits. The Employer shall make elective contributions on behalf of a Participant in lieu of the Employer’s payment of an equal amount to the Participant as direct remuneration for the Plan Year; provided the Participant elects to defer such amounts prior to the date such amounts become currently available to the Participant. Such amounts may be contributed to the Plan only if such amounts would have been received by the Participant, but for the Participant’s election, on or before 2-1/2 months following the end of the Plan Year. A Participant may so elect only as to amounts becoming currently available after the cash or deferred arrangement of this Plan is adopted and effective.

(d)          Minimum, Maximum and Catch-Up Amounts. A Participant’s elective contributions must equal at least 2% of the Participant’s Compensation for each payroll period when the election is in plan. Further, except to the extent permitted under Code Section 414(v), a Participant’s elective contributions for each calendar year may not exceed the limit of Code Section 402(g) as adjusted annually for increases in the cost of living by the Secretary of the Treasury or his or her delegate and as in effect for such calendar year. All Participants who are eligible to make elective deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

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(e)          Allocation. As of each Valuation Date (but no later than the last day of each calendar month and following the allocation of income pursuant to Article 4), the Administrator shall allocate the elective contributions for the year to the Elective Contribution Accounts of the Participants for whom such contributions were made.

(f)           Return of Excess Elective Contributions. If a Participant notifies the Administrator in writing by the March 1 following the close of a calendar year, or by the April 15 following such March 1 the Company designates on behalf of the Participant with respect to elective contributions under the Plan and any other Plans of an Employer, that the Participant has made excess elective contributions for that year, the Administrator shall distribute to the Participant the amount of the excess elective contributions allocable to the Plan (plus or minus any Income or loss allocable thereto up to the close of the calendar year). Such distribution shall occur by the April 15 immediately following the close of the calendar year in which the excess elective contributions were contributed to the Plan. The amount of “excess elective contributions” for any calendar year shall equal (1) the sum of amounts contributed to the Plan as elective contributions on behalf of the Participant plus amounts deferred by the Participant pursuant to other arrangements described in Code sections 401(k), 408(k) and 403(b) (the “total elective contributions”) minus (2) the greater of the limit of Code section 402(g), as adjusted: [a] for Code section 414(v); and [b] such annual increases in the cost of living by the Secretary of the Treasury or his or her delegate from time to time. The Participant’s written notification must contain a statement to the effect that, if such excess elective contributions were not distributed, the Participant’s total elective contributions would exceed the limit specified in Code section 402(g) for the calendar year in which such elective contributions were made. Income allocable to excess elective contributions shall be determined (1) under any reasonable method used for allocating Income to all Participants’ Accounts as applied consistently to all Participants for the Plan Year or (2) by multiplying Income allocable to the Participant’s Elective Contribution Account for the calendar year by a fraction, the numerator of which is such Participant’s excess elective contributions for the year and the denominator is the Participant’s Account balance attributable to elective contributions as of the beginning of the calendar year plus the Participant’s elective contributions for the calendar year.

3.3       Matching Contributions. For each Plan Year (or such shorter period as established by the Company), each Employer may make a matching contribution of cash or other property to the Trust in such amount or according to such formula, if any, as determined by the Company.

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(a)          Amount. The amount of the matching contribution, if any, shall equal the amount or percentage of Compensation determined by the Company to match all or part of the elective contributions made to the Plan by such Employer’s Participants during the Plan Year (or other period) in question. The Company’s determination of the amount of its contribution, if any, for each Plan Year shall be binding and conclusive upon all Employers, Participants, the Trustee and the Administrator. The amount of the contribution or the allocation of such contribution, if any, shall not be subject to change as a result of a subsequent audit by the Internal Revenue Service (“IRS”) or as a result of any subsequent adjustment of the Company’s records. The Trustee shall have no right or duty to inquire into the amount of the Company’s contribution or the method used in determining the amount of such contribution or the allocation thereof. The Trustee shall be accountable only for funds it actually receives.

(b)          Suspension or Reduction of Contributions. Notwithstanding any other provision(s) of the Plan to the contrary, the Company may suspend, reduce or eliminate matching contributions at any time.

3.4       Timing of Contributions. Each Employer shall pay its contributions, including Participant Contributions within Section 3.2 above, to the Trust within the time required by law. Participant Contributions shall be deposited into the Trust as soon as administratively feasible, but in no event later than the 15th day of the calendar month after the Participant would have otherwise received such compensation. Employer Contributions under Section 3.1, if any, shall be paid to the Trust within the time prescribed by law, including extensions, for the filing of the Employer’s federal income tax return for such year or within such other period as provided in Code Section 404.

3.5       Allocation of Forfeitures. As of the last day of each Plan Year and following the allocation of Income pursuant to Article 4, the Administrator shall allocate Forfeitures, if any, to the Employer Contribution Accounts of qualifying Participants as if such Forfeitures were additional employer contributions pursuant to Section 3.1(a) above.

3.6       Rollovers from Other Employee Benefit Plans. Any employee of an Employer who is a member of an eligible class of employees pursuant to Section 2.1 above and who participated in another retirement plan and trust qualified pursuant to Code Sections 401(a) and 501(a) (“qualified plan”) may deposit in the Plan any portion of an eligible rollover distribution paid from another qualified plan in a direct rollover or which he or she received personally (either directly from such plan or as a rollover from an individual retirement account or annuity) provided that amounts not paid in a direct rollover must be deposited in the Plan within 60 days following receipt of such amounts. Before accepting such a rollover, the Administrator shall require such Participant’s consent (and spousal consent, if necessary) and may require such documentation and information as it deems necessary. An Employee who rolled over amounts pursuant to this Section, or on whose behalf such a rollover occurred, shall always remain 100% vested in such rolled over amounts and the income thereon. Immediately upon receipt the Administrator shall allocate amounts rolled over by, or on behalf of, a Participant to his or her Rollover Account. If an individual who rolled over amounts to the Trust pursuant to this Section, or on whose behalf such a rollover occurred, does not otherwise qualify to become a Participant, he or she shall, nonetheless, constitute a Participant only in relation to such rolled over amounts and the income thereon. The Plan may accept a rollover contribution to a Roth Elective Deferral Account only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Code section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code section 402(c).

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3.7       Return of Contributions. The Trustee shall return contributions made to the Plan in the following circumstances:

(a)          Each Employer and the Plan hereby condition all Employer contributions to the Plan upon their deductibility by the Employer under Code Section 404. Any portion of any such contribution for which a deduction is disallowed shall be returned by the Trustee to the Employer within one year after the disallowance (or as permitted or required by the Code or ERISA). Earnings attributable to the nondeductible contribution may not be returned; any losses attributable thereto shall, however, reduce the amount returned to the Employer.

(b)          In the event that all or part of any Employer contribution is paid to the Trust due to a mistake of fact, the Trustee shall, upon request by the Employer, return the mistaken portion of such contribution to the Employer within one year after the contribution was originally paid to the Trust. Earnings attributable to the nondeductible contribution may not be returned; any losses attributable thereto shall, however, reduce the amount returned to the Employer.

(c)          The Employer and the Plan condition all Employer contributions to this Plan upon the initial qualification of the restated Plan pursuant to Code Section 401(a). If the IRS determines that the Plan fails to satisfy the requirements of Code Section 401(a), the Trustee shall return all Plan and Trust assets to the Employer within one year after the date of such determination, provided that the Employer previously requested a favorable determination letter from the IRS and that such request was made within the time prescribed by law.

3.8       Contribution and Allocation Restrictions. All contributions and allocations provided for in this Article 3 are subject to the limitations and restrictions set forth in Article 5 below.

3.9       Dividend Reallocations. Consistent with Code section 404(k)(2)(A)(iii) and IRS Notice 2002-2, Participants in this Plan shall be allowed a reasonable opportunity to reinvest any dividends paid on stock allocated to their account in Qualifying Employer Securities or to receive the dividend as a cash distribution of the dividend. Once a Participant makes an election with respect to such dividend amount, that election will carry forward to all future dividends unless subsequently changed, in writing, by the Participant (which each Participant shall be allowed to do at least once per year effective on the first day of that Plan Year). Any stock acquired with such dividends shall be fully and immediately vested, notwithstanding any provision in Article VI to the contrary.

3.10     Money Purchase Plan Accounts. Amounts transferred from the frozen First National Bank in Manitowoc Money Purchase Pension Plan into the Plan shall be held in individual Money Purchase Pension Plan Accounts on behalf of Participants.

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article IV

Valuation and Accounting

4.1       Valuation and Accounting. As of each Valuation Date, the Administrator shall determine the value of each Participant’s Account in accordance with the income accounting method(s) applicable to each investment vehicle in which the assets of the Account are invested.

4.2       Acquisition Loan Accounts. Notwithstanding any provision(s) in this Plan to the contrary, the Trustee shall maintain a separate suspense account to hold all Qualifying Employer Securities acquired with the proceeds of an Acquisition Loan.

(a)          Release From Encumbrance. At the time of the Acquisition Loan, the Administrator shall inform the Trustee how to release Qualifying Employer Securities from this suspense account. The method used to release Qualifying Employer Securities from the suspense account must be permissible under Treasury regulation Section 54.4975-7(b)(8)(i) (i.e. the general rule) or 54.4975-7(b)(8)(ii) (i.e. the special rule).

Specifically, under the general rule, the Acquisition Loan must provide for the release from encumbrance of Plan assets used as collateral for the Acquisition Loan. For each Plan Year during the duration of the Acquisition Loan, the number of Qualifying Employer Securities released must equal the number of encumbered securities held immediately before release for the current Plan Year multiplied by a fraction. The numerator of the fraction is the amount of principal and interest paid for the year. The denominator of the fraction is the sum of the numerator plus the principal and interest to be paid for all future years. The number of future years under the Acquisition Loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods. If the interest rate under the Acquisition Loan is variable, the interest to be paid in future years must be computed by using the interest rate applicable as of the end of the Plan Year. If collateral includes more than one class of securities, the number of securities of each class to be released for a Plan Year must be determined by applying the same fraction to each class.

Under the special rule, the Acquisition Loan will not fail to be an exempt loan merely because the number of Qualifying Employer Securities to be released from encumbrance is determined solely with reference to principal payments. However, if release is determined with reference to principal payments only, the following three additional rules apply. The first rule is that the Acquisition Loan must provide for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten (10) years. The second rule is that interest included in any payment is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables. The third rule is this special rule is not applicable from the time that, by reason of a renewal, extension or refinancing, the sum of the expired duration of the Acquisition Loan, the renewal period, the extension period and the duration of a new Acquisition Loan exceeds ten (10) years.

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The Trustee shall release and withdraw Qualifying Employer Securities from the suspense account in accordance with these instructions as of the last day of each Plan Year. The Trustee shall then allocate the released Qualifying Employer Securities (in whole shares) to the Participants’ Accounts (subject to the limitations set forth in Article 5 of this Plan) in the same proportion that each Participant would have shared in the Employer’s contribution for such year had the contribution been allocated in accordance with Article 3.

(b)          Income. The Trustee shall allocate the income, if any, received with respect to Qualifying Employer Securities in the suspense account as income of the Plan except to the extent that such income is used to repay the Acquisition Loan, or is collateral for the Acquisition Loan. If the Plan receives dividends with respect to Qualifying Employer Securities while Qualifying Employer Securities are still held in the suspense account and while the Plan remains obligated to make payments on an Acquisition Loan, the Trustee shall allocate such dividends according to the following rules.

(i)       Suspense Account. Dividends attributable to Qualifying Employer Securities that are held in the suspense account shall be used to make payments on the Acquisition Loan at such time or in such Plan Year as determined by the Administrator, in accordance with applicable requirements. The Trustee shall release and withdraw Qualifying Employer Securities from the suspense account with a fair market value equal to such dividends. The Trustee shall then allocate the released Qualifying Employer Securities (in whole shares) to the Participants’ Accounts in the same manner as an Employer contribution under Section 3.1 above.

(ii)       Allocated Shares. Dividends attributable to Qualifying Employer Securities that have been allocated to Participants’ Accounts shall be allocated to such Participant’s Accounts based upon the number of shares then held in such Account(s).

4.3       Valuation of Qualifying Employer Securities. All Qualifying Employer Securities shall be valued using the fair market value of the shares, as determined in good faith and based on all relevant factors for determining the fair market value of securities on the date of valuation. In the case of a transaction between the Plan and a Disqualified Person, the date of valuation shall be the date of the transaction. For purposes of Articles 6 and 7, the value of a Participant’s Account shall be determined as of the Valuation Date coincident with or immediately preceding the date the distribution occurs or commences. If the Administrator determines that valuing the Participant’s Account as of the immediately preceding Valuation Date would significantly jeopardize the interests of the Plan and its Participants because, due to subsequent market fluctuations or other developments, that valuation would inaccurately reflect the value of the Participant’s Account as of the date distribution occurs or commences, the Administrator may, in its discretion, value the Participant’s Account as of a date closer to the date the distribution occurs or commences. To the extent that Qualifying Employer Securities are not readily tradable on an established securities market, the fair market value of such shares for purposes of this Section 4.3 shall be determined by an independent appraiser who satisfies the requirements of Treasury Regulation Section 401(a)(28)(C).

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4.4       Acquisition of Qualifying Employer Securities. From time to time the Compensation and Retirement Committee (the “Committee”) may, in its sole discretion, direct the Trustee to acquire Qualifying Employer Securities from the Company or from shareholders, including shareholders who are or have been Employees, Participants, or fiduciaries with respect to the Plan. The Trustee shall pay for such Qualifying Employer Securities no more than the fair market value, which shall be determined conclusively by the Committee. The Committee may direct the Trustee to finance the acquisition of Qualifying Employer Securities by incurring or assuming indebtedness to the seller or another party which indebtedness shall be called an “Acquisition Loan.” The term “Acquisition Loan” shall refer to a loan made to the Plan by a disqualified person within the meaning of Section 4975(e)(2) of the Code, or a loan to the Plan which is guaranteed by a disqualified person. An Acquisition Loan includes a direct loan of cash, a purchase-money transaction, and an assumption of an obligation of a tax-qualified employee stock ownership plan under Section 4975(e)(7) of the Code (“ESOP”). For these purposes, the term “guarantee” shall include an unsecured guarantee and the use of assets of a disqualified person as collateral for a loan, even though the use of assets may not be a guarantee under applicable state law. An amendment of an Acquisition Loan in order to qualify as an “exempt loan” is not a refinancing of the Acquisition Loan or the making of another Acquisition Loan. The term “exempt loan” refers to a loan that satisfies the provisions of this paragraph. A “non-exempt loan” fails to satisfy this paragraph. Any Acquisition Loan shall be subject to the following conditions and limitations:

(a)          All Acquisition Loans incurred by the Plan must be primarily for the benefit of Plan Participants and Beneficiaries, and an Acquisition Loan shall be for a specific term, shall not be payable on demand except in the event of default, and shall bear a reasonable rate of interest, such that the interest rate and the price of the securities to be acquired with the Acquisition Loan may only be used to acquire Qualifying Employer Securities or to repay the Acquisition Loan (or a prior Acquisition Loan). The Qualifying Employer Securities purchased with the proceeds of the Acquisition Loan may not be subject to any put, call or other option or buy/sell arrangement.

(b)          An Acquisition Loan may, but need not, be secured by a collateral pledge of either the Qualifying Employer Securities acquired in exchange for the Acquisition Loan, or the Qualifying Employer Securities previously pledged in connection with a prior Acquisition Loan which is being repaid with the proceeds of the current Acquisition Loan. No other assets of the Plan and Trust may be used as collateral for an Acquisition Loan, and no creditor under an Acquisition Loan shall have any right or recourse to any Plan and Trust assets other than Qualifying Employer Securities remaining subject to a collateral pledge.

(c)          Any pledge of Qualifying Employer Securities to secure an Acquisition Loan must provide for the release of pledged Qualifying Employer Securities in connection with payments on the Acquisition Loan as set forth in Section 4.2.

(d)          Repayments of principal and interest on any Acquisition Loan during any Plan Year must not exceed an amount equal to the sum of contributions and earnings received during or prior to such Plan Year, less such payments in prior Plan Years and from cash dividends received on Qualifying Employer Securities. All contributions and earnings shall be separately accounted for in the Plan’s records until the Acquisition Loan is repaid.

(e)          In the event of a default of an Acquisition Loan, the value of Plan assets transferred in satisfaction of the Acquisition Loan must not exceed the amount of the default. If the lender is a disqualified person within the meaning of Section 4975 of the Code, an Acquisition Loan must provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the Acquisition Loan. For purposes of this paragraph, the making of a guarantee does not make a person a lender.

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article V

Contribution and Allocation Restrictions

5.1       Annual Addition Limitation.

(a)          General Limitations. Except to the extent permitted under Code section 414(v), the annual addition that may be contributed or allocated to a Participant’s Account under the Plan for any limitation year (which shall be the Plan Year) shall not exceed the lesser of [i] $40,000, as adjusted for increases in the cost-of-living under Code section 415(d), or [ii] 100 percent of the Participant’s compensation, within the meaning of section 415(c)(3) of the Code, for the limitation year. Effective January 1, 2016, the Code Section 415(d) limit on annual additions is $53,000.

(b)          Annual Additions. For purposes of this Section 5.1, “annual additions” include all contributions and Forfeitures, if any, allocated to a Participant’s Account for any year (except as excluded below) and allocated to his or her benefit pursuant to all other defined contribution plans maintained by an Employer for the Plan Year, including employee contributions. Annual Additions, however, shall include only the lesser of the amount of the Employer contribution, if any, used to repay an Acquisition Loan or the fair market value of the shares of stock that are allocated to a Participant’s Account as a result of the repayment of such loan. Contributions allocated to any individual accounts which are part of a pension or annuity plan under Code Sections 415(l) and 419A (d)(2) shall be treated as annual additions to a defined contribution plan.

(c)          Acquisition Loans. Annual additions do not include the proceeds of an Acquisition Loan that are used to purchase Qualifying Employer Securities held in a suspense account.

(d)         Reallocation. For limitation years beginning on or after July 1, 2007, excess annual additions may only be corrected using correction methods which are permissible under the IRS’ Employee Plans Compliance Resolution System (i.e. Rv. Porc. 2008-50, Rev. Proc. 2013-12 and any successor).

For limitation years beginning on or before July 1, 2007, the following provisions applied. If, due to a reasonable error in the estimation of compensation or salary deferrals or the allocation of Forfeitures, this Plan exceeds the limitations provided in this Section 5.1, then the Administrator shall reallocate all annual additions that exceed the limitations provided in this Section 5.1 as follows, provided that all of the Participant’s contributions under any other Qualified Plan(s) maintained by the Employer shall be adjusted before any adjustment is made under this Plan:

(i)       Other Participants. The Administrator shall first reallocate the excess annual additions to the Accounts of Participants who have not exceeded the limits provided in this Section 5.1. If the reallocation causes the limits stated above to be exceeded with respect to each Participant for the limitation year, then these amounts shall be held unallocated in a suspense account and reallocated to Participants’ Accounts in the next (or succeeding, if necessary) limitation year before the allocation of Employer contributions.

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(ii)       Reduce Employer Contribution. If the excess annual additions have not been corrected through the reallocation contemplated under clause (i) above, then the excess annual additions may be used to reduce the Employer contribution, if any, for the next (or succeeding, if necessary) Plan Year for the Participant who incurred the excess amounts, provided the Participant is covered by the Plan at the end of such limitation year. If the Participant is no longer covered by the Plan as of the end of the limitation year, the excess amounts shall be held unallocated in a suspense account and reallocated in the next limitation year to all remaining Participants in the Plan as a reduction of such Participants’ Employer contributions.

(iii)       All Participants. If the excess annual additions have not been corrected through the processes contemplated in clauses (i) and/or (ii) above, then the excess annual additions may be held unallocated in a suspense account for the limitation year and reallocated in the next (or succeeding, if necessary) limitation year to all Participants in the Plan. The excess amount must be used to reduce Employer contributions for the next (and succeeding, if necessary) limitation years. Excess amounts may not be distributed to Participants or former Participants. Any excess amount held in a suspense account shall not share in Income. If the Plan terminates before the allocation of such excess, the excess shall revert to the Employer, to the extent that it may not be allocated to any Participant’s Account.

(iv)       Return of Contributions. If the excess annual additions have not been corrected under the processes contemplated in the preceding clauses, then the excess annual additions shall be returned to the Employer, to the extent permitted under Section 3.7 above.

5.2       Top-Heavy Restrictions. Annually, as of each determination date, the Administrator shall apply the tests recited in Code Section 416 to determine if the Plan is Top-Heavy. If the Plan is or becomes Top-Heavy in any Plan Year, the Top-Heavy contribution and allocation provisions in Article 3 above will supersede any conflicting provisions in the Plan; the Plan already utilizes a vesting schedule that complies with the Top-Heavy Requirements.

5.3       Actual Deferral Percentage Test. Effective for any Plan Year in which participants may make elective contributions to this Plan, the Plan shall satisfy either the requirements of this Section 5.3(a) or (b).

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(a)          Safe Harbor Contributions. This Plan may, at the Company’s discretion, elect to be a 401(k) safe harbor plan for any particular Plan Year(s). During such years, the Plan will meet the safe harbor requirements by making contributions to all eligible employees regardless of hours of service or employment on the last day of the Plan Year. Notwithstanding anything in this Plan document to the contrary during such Plan Years, each Employer shall make a safe harbor non-elective contribution in an amount equal to at least 3% of each Participant’s Compensation, without regard to whether the Participant makes any elective deferrals to this Plan. The safe harbor non-elective contributions shall be credited to the Participant’s Account for the Plan Year with respect to which the contributions made and, for purposes of Article 4, shall be credited as of the Valuation Date coincident with or immediately following the date such contribution is received by the Trustee or as soon as administratively practicable after such contribution is received by the Trustee. If, pursuant to this Section 5.3(a) an Employer makes a safe harbor non-elective contribution, it shall be fully vested at all times and non-forfeitable. Such contributions shall not be distributable to Participants or beneficiaries earlier than: (i) the Participant’s separation from service, death or disability; (ii) termination of the Plan without establishment or maintenance of another defined contribution plan; (iii) disposition by the Employer of substantially all the assets used by the Employer; or (iv) the date on which the Participant attains age 59-1/2. At least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Employer will provide each eligible Employee a comprehensive notice of the Employee’s rights and obligations under the Plan, written in a manner calculated to be understood by the average Employee. If an Employee becomes eligible after the 90th day, before the beginning of the Plan Year and does not receive the notice for that reason, the notice must be provided no more than 90 days before the Employee does become eligible to participate in the Plan, but not later than the date that the Employee actually becomes eligible to participate in the Plan.

(b)         The ADP Test. For any Plan Year in which the Company elects to not utilize the safe harbor provisions of Section 5.3(a) above, the Plan shall satisfy the Actual Deferral Percentage (the “ADP”) test as set forth herein. As such, the ADP for the participants who are Highly Compensated Employees may not exceed the greater of: (i) 1.25 times the ADP for all Participants who are not HCEs, determined as of the prior Plan Year; or (ii) the lesser of [a] 2 times the ADP of Participants who are not HCEs or [b] the ADP of Participants who are not HCEs plus 2 percentage points. For purposes of applying the preceding standards, this Plan shall utilize the “prior year” method of comparing the HCE’s ADP for a particular Plan Year to the ADP of non-HCEs, determined as of the preceding Plan Year. The Administrator shall determine the Participants’ deferral percentages consistent with Code Section 401(k)(3) and applicable Treasury Regulations, which the Plan incorporates by reference. The Company and each Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of qualified non-elective contributions or qualified matching contributions, if any, used in such test.

(c)          ADP Defined. For each Plan Year, the Administrator shall determine the “ADP” for the Participants who are HCEs and all other Participants as follows: [a] The ADP for a group of Participants shall equal the average of the ratios, calculated separately for each Participant in the group, of [I] the allocations of elective contributions and qualified non-elective contributions or qualified matching contributions (to the extent not taken into account for purposes of the actual contribution percentage test), not including income, which the Administrator determines for a Plan Year to [II] the Participant’s Compensation for that Plan Year. The ADP of a Participant who makes no elective contributions is zero. Excess elective contributions of non-HCEs, determined pursuant to Section 3.2, are not taken into account or purposes of ADP testing. [b] The “ADP” for any Participant who is an HCE and eligible to have elective contributions allocated to his or her account pursuant to two or more plans or arrangements described in Code Section 401(k) and maintained by an Employer shall be determined as if all such contributions were made pursuant to a single arrangement.

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Qualified Nonelective Contributions (as defined in Regulation Section 1.401(k)-6) cannot be taken into account in determining the Actual Deferral Ratio (ADR) for a Plan Year for a Non-Highly Compensated Employee (NHCE) to the extent such contributions exceed the product of that NHCE’s Code Section 414(s) compensation and the greater of five percent (5%) or two (2) times the Plan’s “representative contribution rate.” Any Qualified Nonelective Contribution taken into account under an Actual Contribution Percentage (ACP) test under Regulation Section 1.401(m)-2(a)(6) (including the determination of the representative contribution rate for purposes of Regulation Section 1.401(m)-2(a)(6)(v)(B)), is not permitted to be taken into account for purposes of this Section (including the determination of the “representative contribution rate” under this Section). For purposes of this Section

(i)       The Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any eligible NHCE among a group of eligible NHCEs that consists of half of all eligible NHCEs for the Plan Year (or, if greater, the lowest “applicable contribution rate” of any eligible NHCE who is in the group of all eligible NHCEs for the Plan Year and who is employed by the Employer on the last day of the Plan Year). The “applicable contribution rate” for an eligible NHCE is the sum of the Qualified Matching Contributions (as defined in Regulation Section 1.401(k)-6) taken into account in determining the ADR for the eligible NHCE for the Plan Year and the Qualified Nonelective Contributions made for the eligible NHCE for the Plan Year, divided by the eligible NHCE’s Code Section 414(s) compensation for the same period.

(ii)       Qualified Matching Contributions may only be used to calculate an ADR to the extent that such Qualified Matching Contributions are matching contributions that are not precluded from being taken into account under the ACP test for the Plan Year under the rules of Regulation Section 1.401(m)-2(a)(5)(ii) and as set forth in Section 7.1.

(d)       Limitation on QNECS and QMACs. Qualified Nonelective Contributions and Qualified Matching Contributions cannot be taken into account to determine an ADR to the extent such contributions are taken into account for purposes of satisfying any other ADP test, any ACP test, or the requirements of Regulation Section 1.401(k)-3, 1.401(m)-3, or 1.401(k)-4. Thus, for example, matching contributions that are made pursuant to Regulation Section 1.401(k)-3(c) cannot be taken into account under the ADP test. Similarly, if a plan switches from the current year testing method to the prior year testing method pursuant to Regulation Section 1.401(k)-2(c), Qualified Nonelective Contributions that are taken into account under the current year testing method for a year may not be taken into account under the prior year testing method for the next year.

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(e)          ADR of HCE If Multiple Plans. The Actual Deferral Ratio (ADR) of any Participant who is a Highly Compensated Employee (HCE) for the Plan Year and who is eligible to have Elective Contributions (as defined in Regulation Section 1.401(k)-6) (and Qualified Nonelective Contributions and/or Qualified Matching Contributions, if treated as Elective Contributions for purposes of the ADP test) allocated to such Participant’s accounts under two (2) or more cash or deferred arrangements described in Code Section 401(k), that are maintained by the same Employer, shall be determined as if such Elective Contributions (and, if applicable, such Qualified Nonelective Contributions and/or Qualified Matching Contributions) were made under a single arrangement. If an HCE participates in two or more cash or deferred arrangements of the Employer that have different Plan Years, then all Elective Contributions made during the Plan Year being tested under all such cash or deferred arrangements shall be aggregated, without regard to the plan years of the other plans. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under the Regulations of Code Section 401(k).

(f)           Plans Using Different Testing Methods for the ADP and ACP test. Except as otherwise provided in this Section, the Plan may use the current year testing method or prior year testing method for the ADP test for a Plan Year without regard to whether the current year testing method or prior year testing method is used for the ACP test for that Plan Year. However, if different testing methods are used, then the Plan cannot use:

(i)       The recharacterization method of Regulation Section 1.401(k)-2(b)(3) to correct excess contributions for a Plan Year;

(ii)       The rules of Regulation Section 1.401(m)-2(a)(6)(ii) to take Elective Contributions into account under the ACP test (rather than the ADP test); or

(iii)       The rules of Regulation Section 1.401(k)-2(a)(6)(v) to take Qualified Matching Contributions into account under the ADP test (rather than the ACP test).

5.4       Distribution of Income Attributable to Excess Contributions. Distributions of Excess Contributions must be adjusted for income (gain or loss), including an adjustment for income for the period between the end of the Plan Year and the date of the distribution (the “gap period”). The Administrator has the discretion to determine and allocate income using any of the methods set forth below:

(a)          Reasonable method of allocating income. The Administrator may use any reasonable method for computing the income allocable to Excess Contributions, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant’s accounts. A Plan will not fail to use a reasonable method for computing the income allocable to Excess Contributions merely because the income allocable to Excess Contributions is determined on a date that is no more than seven (7) days before the distribution. The Plan Administrator shall determine the ordering rule for refunds of excess elective contributions. Such ordering rule may provide that the Participant may elect to have refunds made either from his pre-tax elective contributions or Roth elective contributions or any combination thereof.

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(b)          Alternative method of allocating income. The Administrator may allocate income to Excess Contributions for the Plan Year by multiplying the income for the Plan Year allocable to the Elective Contributions and other amounts taken into account under the ADP test (including contributions made for the Plan Year), by a fraction, the numerator of which is the Excess Contributions for the Employee for the Plan Year, and the denominator of which is the sum of the:

(i)       Account balance attributable to Elective Contributions and other amounts taken into account under the ADP test as of the beginning of the Plan Year, and

(ii)       Any additional amount of such contributions made for the Plan Year.

(c)          Safe harbor method of allocating gap period income. The Administrator may use the safe harbor method in this paragraph to determine income on Excess Contributions for the gap period. Under this safe harbor method, income on Excess Contributions for the gap period is equal to ten percent (10%) of the income allocable to Excess Contributions for the Plan Year that would be determined under paragraph (b) above, multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of calculating the number of calendar months that have elapsed under the safe harbor method, a corrective distribution that is made on or before the fifteenth (15th) day of a month is treated as made on the last day of the preceding month and a distribution made after the fifteenth day of a month is treated as made on the last day of the month.

(d)          Alternative method for allocating Plan Year and gap period income. The Administrator may determine the income for the aggregate of the Plan Year and the gap period, by applying the alternative method provided by paragraph (b) above to this aggregate period. This is accomplished by (1) substituting the income for the Plan Year and the gap period, for the income for the Plan Year, and (2) substituting the amounts taken into account under the ADP test for the Plan Year and the gap period, for the amounts taken into account under the ADP test for the Plan Year in determining the fraction that is multiplied by that income.

(e)          Distribution of Gap Period Income. Effective January 1, 2008, pursuant to Treasury Regulations Section 1.402(g)-1(e), the Plan shall calculate and distribute income earned on elective deferrals after the close of any Plan Year in which such elective deferrals have exceeded the applicable annual limitations set forth in Code Section 402(g); provided, however, that such “gap period income” is not required to be calculated and distributed with respect to any ADP or ACP test failure, in accordance with Section 902(e) of the Pension Protection Act of 2006. However, gap period income will be distributed on refunds of excess pre-tax or after-tax Roth deferrals or Employer contributions that are not refunds due to ADP or ACP test failures.

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(f)           “Gap period income” generally means earnings on excess pre-tax deferrals or after-tax Roth deferrals or excess matching contributions under Code Section 401(m) that accumulate after the close of the Plan Year for amounts that were contributed to the Plan through the date that such amounts are distributed. For Plan Years before January 1, 2008, gap period income will be distributed as part of any refund that is made to correct a violation of any Code or Plan limit which is made in order to avoid disqualifying the Plan.

(g)          Corrective contributions. If a failed ADP test is to be corrected by making an Employer contribution, then the provisions of the Plan for the corrective contributions shall be applied by limiting the contribution made on behalf of any NHCE pursuant to such provisions to an amount that does not exceed the targeted contribution limits of this Plan, or in the case of a corrective contribution that is a Qualified Matching Contribution, the targeted contribution limit of this Plan.

5.5       Actual Contribution Percentage Test.

Applying the Test. Effective for Plan Years beginning on or after January 1, 1987, the actual contribution percentage (the “ACP”) for Participants who are highly compensated employees (“HCEs”) may not exceed the greater of: (i) 1.25 times the ACP for all Participants who are not HCEs; or (ii) the lesser of [a] 2 times the ACP of Participants who are not HCEs or [b] the ACP of Participants who are not HCEs plus 2 percentage points. For purposes of applying the preceding standards, this Plan shall utilize the “prior year” method of comparing the HCE’s ACP for a particular Plan Year to the ACP of non-HCEs, determined as of the preceding Plan Year. The Administrator shall determine the Participants’ contribution percentages consistent with Code Section 401(m)(3) and applicable Treasury regulations, which the Plan incorporates by reference. The Company and each Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of qualified nonelective contributions and qualified matching contributions, if any, used in such test.

(a)          ACP Defined. For each Plan Year, The “ACP” for a group of HCEs shall equal the average of the ratios, calculated separately for each Participant in the group, of [a] the allocations of matching contributions (to the extent not taken into account for purposes of the ADP test) (not including income) for a Plan Year (“Year 1”) to [b] the Participant’s compensation for Year 1. The “ACP” for a group of non-HCEs shall equal the average of the ratios, calculated separately for each Participant in the group, of [a] the allocations of matching contributions (to the extent not taken into account for purposes of the ADP test) (not including Income) for the Plan Year immediately preceding Year 1 to [b] the Participant’s compensation for the same Plan Year. Qualified nonelective contributions or qualified matching contributions, if any, (to the extent not taken into account for purposes of the ADP test) may be taken into account for purposes of calculating the ACP for Participants.

(b)          Targeted matching contribution limit. A matching contribution with respect to an Elective Contribution for a Plan Year is not taken into account under the Actual Contribution Percentage (ACP) test for an NHCE to the extent it exceeds the greatest of:

(i)       five percent (5%) of the NHCE’s Code Section 414(s) compensation for the Plan Year;

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(ii)       the NHCE’s Elective Contributions for the Plan Year; and

(iii)       the product of two (2) times the Plan’s “representative matching rate” and the NHCE’s Elective Contributions for the Plan Year.

For purposes of this Section, the Plan’s “representative matching rate” is the lowest “matching rate” for any eligible NHCE among a group of NHCEs that consists of half of all eligible NHCEs in the Plan for the Plan Year who make Elective Contributions for the Plan Year (or, if greater, the lowest “matching rate” for all eligible NHCEs in the Plan who are employed by the Employer on the last day of the Plan Year and who make Elective Contributions for the Plan Year).

For purposes of this Section, the “matching rate” for an Employee generally is the matching contributions made for such Employee divided by the Employee’s Elective Contributions for the Plan Year. If the matching rate is not the same for all levels of Elective Contributions for an Employee, then the Employee’s “matching rate” is determined assuming that an Employee’s Elective Contributions are equal to six percent (6%) of Code Section 414(s) compensation.

If the Plan provides a match with respect to the sum of the Employee’s after-tax Employee contributions and Elective Contributions, then for purposes of this Section, that sum is substituted for the amount of the Employee’s Elective Contributions in subsections (b) and (c) above and in determining the “matching rate,” and Employees who make either after-tax Employee contributions or Elective Contributions are taken into account in determining the Plan’s “representative matching rate.” Similarly, if the Plan provides a match with respect to the Employee’s after-tax Employee contributions, but not Elective Contributions, then for purposes of this subsection, the Employee’s after-tax Employee contributions are substituted for the amount of the Employee’s Elective Contributions in subsections (i) and (ii) above and in determining the “matching rate,” and Employees who make after-tax Employee contributions are taken into account in determining the Plan’s “representative matching rate.”

(c)          Targeted QNEC limit. Qualified Nonelective Contributions (as defined in Regulation Section 1.401(k)-6) cannot be taken into account under the Actual Contribution Percentage (ACP) test for a Plan Year for an NHCE to the extent such contributions exceed the product of that NHCE’s Code Section 414(s) compensation and the greater of five percent (5%) or two (2) times the Plan’s “representative contribution rate.” Any Qualified Nonelective Contribution taken into account under an Actual Deferral Percentage (ADP) test under Regulation Section 1.401(k)-2(a)(6) (including the determination of the “representative contribution rate” for purposes of Regulation Section 1.401(k)-2(a)(6)(iv)(B)) is not permitted to be taken into account for purposes of this Section (including the determination of the “representative contribution rate” for purposes of the standards set forth below). For purposes of this Section:

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(i)       The Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any eligible NHCE among a group of eligible NHCEs that consists of half of all eligible NHCEs for the Plan Year (or, if greater, the lowest “applicable contribution rate” of any eligible NHCE who is in the group of all eligible NHCEs for the Plan Year and who is employed by the Employer on the last day of the Plan Year).

(ii)       The “applicable contribution rate” for an eligible NHCE is the sum of the matching contributions (as defined in Regulation Section 1.401(m)-1(a)(2)) taken into account in determining the ACR for the eligible NHCE for the Plan Year and the Qualified Nonelective Contributions made for that NHCE for the Plan Year, divided by that NHCE’s Code Section 414(s) compensation for the Plan Year.

(d)         ACR of HCE if Multiple Plans. The Actual Contribution Ratio (ACR) for any Participant who is a Highly Compensated Employee (HCE) and who is eligible to have matching contributions or after-tax Employee contributions allocated to his or her account under two (2) or more plans described in Code Section 401(a), or arrangements described in Code Section 401(k) that are maintained by the same Employer, shall be determined as if the total of such contributions was made under each plan and arrangement. If an HCE participates in two (2) or more such plans or arrangements that have different plan years, then all matching contributions and after-tax Employee contributions made during the Plan Year being tested under all such plans and arrangements shall be aggregated, without regard to the plan years of the other plans.

(e)          Plans Using Different Testing Methods for the ACP and ADP Test. Except as otherwise provided in this Section, the Plan may use the current year testing method or prior year testing method for the ACP test for a Plan Year without regard to whether the current year testing method or prior year testing method is used for the ADP test for that Plan Year. However, if different testing methods are used, then the Plan cannot use:

(i)       The recharacterization method of Regulation Section 1.401(k)-2(b)(3) to correct excess contributions for a Plan Year;

(ii)       The rules of Regulation Section 1.401(m)-2(a)(6)(ii) to take Elective Contributions into account under the ACP test (rather than the ADP test); or

(iii)       The rules of Regulation Section 1.401(k)-2(a)(6) to take Qualified Matching Contributions into account under the ADP test (rather than the ACP test).

(f)           Excess Aggregate Contributions. If, for any Plan Year, the aggregate amount of contributions to the Matching Contributions Accounts, if any, of Participants who are HCEs exceeds the maximum amount permitted in Section (a) above (“excess aggregate contributions”), the Administrator shall distribute such excess amount plus or minus any income or loss allocable to such excess amount to some or all of the Participants who are HCEs. Such corrective distributions shall be made by reducing contributions made on behalf of Participants who are HCEs in order of the Participants who received the largest contributions. The Administrator shall distribute the vested portion of such excess amount to each affected Participant plus or minus any Income or loss allocable to the vested portion of such excess amount during the period beginning on the first day following the close of the Plan Year in which the excess contributions arose and ending on the date that is 2-1/2 months from the close of the Plan Year and, in no event, later than the close of the following Plan Year. The nonvested portion of such excess amount, plus or minus any Income or loss allocable to such nonvested portion, shall be forfeited from each affected Participant’s Matching Contribution Account as of the last day of the Plan Year in which the vested portion of such excess amount is distributed. The Administrator shall calculate any excess pursuant to this Section (c) after determining the amount of excess elective deferrals pursuant to Article 3 and the amount of contributions in excess of the ADP test pursuant to Section 5.3.

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Income allocable to excess aggregate contributions shall be determined (i) under any reasonable method used for allocating income to all Participants’ Accounts as applied consistently to all Participants for the Plan Year or (ii) by multiplying income allocated to the Participant’s matching contributions for the Plan Year by a fraction, the numerator of which equals the Participant’s excess aggregate contributions for the year and the denominator of which equals the Participant’s Account balance attributable to matching contributions (and qualified matching contributions, if any) as of the beginning of the Plan Year and qualified matching contributions, if any, for the Plan Year. For the purpose of this Section, “income” shall be determined and allocated in accordance with the provisions of this Plan, except that such Section shall be applied by substituting “Excess Contributions” with “Excess Aggregate Contributions” and by substituting amounts taken into account under the ACP test for amounts taken into account under the ADP test. If a failed ACP test is to be corrected by making an Employer contribution, then the provisions of the Plan for the corrective contributions shall be applied by limiting the contribution made on behalf of any NHCE pursuant to such provisions to an amount that does not exceed the targeted contribution limits of this Plan. The Plan may distribute excess aggregate contributions (and income) without regard to consent otherwise required for Plan distributions.

5.6       Separate Testing. The requirements of Sections 5.3 and 5.4 may be applied separately to the following groups of employees: (a) all employees who have not attained age 21 and accrued a “Year of eligibility service”; and (b) all other employees. The application of this Section shall be in accordance with all Code requirements.

5.7       Limitation if Shareholder Elect(s) Gain Deferral. If an Employer shareholder or former shareholder sells Qualifying Employer Securities to the Trust and that shareholder elects (with the consent of the Employer) nonrecognition of any gain associated with that sale, in accordance with Code Section 1042, no portion of that Qualifying Employer Securities may be allocated during the nonallocation period to the Account of (or be allocated directly or indirectly under any plan of the Employer for the benefit of): (a) any individual who makes an election under Code Section 1042 with respect to any Qualifying Employer Securities sold to the Plan; or (b) such individual’s spouse, brothers or sisters (whether by whole or half-blood), ancestors or lineal descendants (except as to certain lineal descendants, to the extent permitted under Code Section 409(n)(3)(A)) or any other person who bears a relationship to him that is described in Code Section 267(b). The “nonallocation period” is the period beginning on the date of the sale and ending on the later of the date that is 10 years from the date of that sale or the date of the Plan allocation attributable to the final payment of any loan obligation incurred by the Plan in connection with that sale.

No portion of the Qualifying Employer Securities purchased in any transaction to which Code Section 1042 applies (or any dividends or other income attributable thereto) may thereafter be allocated to the Account of any Participant owning (as determined under Code Section 318(a) (without regard to Code Section 318(a)(2)(B)(i)), during the entire one-year period preceding the date of purchase or as of the date such Qualifying Employer Securities is allocated, more than 25% of any class of outstanding stock of the Employer or of the total value of any class of outstanding stock of the Employer.

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article VI

Vesting

6.1       Vesting. A Participant’s interest in his or her Elective Contribution, Matching Contribution, Money Purchase Pension, Prior Plan and Rollover Account(s), if any, shall be fully vested and nonforfeitable at all times. A Participant’s interest in his or her Employer Contribution Account, if any, shall vest in accordance with the following rules.

(a)          Retirement, Death or Disability. A Participant’s interest in his or her Account shall be fully vested and nonforfeitable if his or her Employment terminates on or after his or her Normal Retirement Date or due to his or her death or Disability. Effective with respect to deaths occurring on or after January 1, 2007, the Plan shall pay the following benefits to the Beneficiaries of Participants who die while performing qualified military service. Such Beneficiaries shall be entitled to receive any additional benefits the Plan would have provided if the Participant had resumed employment with the Company and then terminated employment on account of death (i.e., full vesting due to death while performing qualified military service, but not any additional benefit accruals related to the period of qualified military service).

(b)         Other Termination of Employment. If a Participant terminates Employment in a manner that is not described in Section 6.1(a) above, his or her interest in his or her Employer Contribution Account, if any, shall vest, and be nonforfeitable, in relation to his or her Years of Service as follows:

Years of Service	Vested Percentage

Fewer than 2	0%

2	20%

3	40%

4	60%

5	80%

6 or more	100%

(c)          Change in Vesting Schedule. In no event shall a change in the Plan’s vesting schedule reduce a Participant’s vested and nonforfeitable interest in his or her Account. Upon a change in the Plan’s vesting schedule, a Participant who has accumulated at least three Years of Service may elect to determine the vested interest in his or her Account pursuant to either the revised vesting schedule or the vesting schedule without regard to such change. Such election shall be made during an election period which shall commence with the date the amendment is adopted or deemed to be made and shall end 60 days after the latest of the date the amendment is adopted, become effective, or the date the Participant is issued written notice of the amendment by the Company or the Administrator.

(d)         Business Acquisitions. Notwithstanding the preceding rules, and to the extent consistent with Code and ERISA, the Company may, in its sole discretion, uniformly grant Hours of Service for prior service with any company or entity, consistent with Section 1.1(o)(vii) above. To the extent that the Company does grant such credit, that service shall be applicable for purposes of determining a Participant’s vested rights under this Article VI.

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6.2       Forfeitures. The nonvested portion of a Participant’s Account shall constitute a Forfeiture (be “forfeited”) as of the earlier of the date the Participant receives a distribution from his or her Account following the termination of his or her Employment or the date the Participant incurs 5 consecutive one-year Breaks in Service. The Administrator shall reallocate a Forfeiture pursuant to Article 3 as of the end of the Plan Year in which the Forfeiture occurs. Notwithstanding anything in the Plan to the contrary, Qualifying Employer Securities held in a Participant’s Account shall be forfeited only after all other assets in the Participant’s Account have been forfeited.

6.3       Reinstatement.

(a)          Five or More Consecutive One-Year Breaks in Service. If a former Participant resumes participation in the Plan after experiencing at least five consecutive one-year Breaks in Service, such Participant shall retain no right to any previously forfeited portion of his or her Account. Such employee’s Years of Service prior to his or her Breaks in Service shall affect the vesting of his or her Account balance accruing after reinstatement only if his or her Account was at least partially vested at the time he or she incurred a Break in Service or, upon his or her reinstatement, the number of his or her Years of Service prior to the Break equals or exceeds the number of his or her consecutive one-year Breaks in Service. Such Participant’s Years of Service after his or her Breaks in Service shall be disregarded for the purpose of vesting his or her Account balance that accrued prior to such Breaks in Service. Separate Accounts shall be maintained for the Participant’s pre-break Account balance and post-break Account balance.

(b)         Before Five Consecutive One-Year Breaks in Service. If a former Participant resumes participation in the Plan before experiencing five consecutive one-year Breaks in Service, the Administrator shall aggregate the Participant’s Years of Service completed prior to his or her Break in Service with his or her Years of Service completed following his or her reinstatement to determine his or her vested interest in both allocations made to his or her Account after reinstatement and any portion of his or her Account originating prior to such Break in Service. The Administrator shall restore any previously forfeited portion of such a reinstated Participant’s Account only if the Participant repays to the Plan the full amount of the distribution. The Participant must repay the full amount of the distribution prior to the end of the five-year period commencing on the Participant’s date of reinstatement. Any amount so restored shall not constitute an annual addition pursuant to Section 5.1.

(c)          Disregarded Years of Service. For purpose of this Section, the Years of Service the Participant completed prior to his or her Break in Service shall not include any Years of Service disregarded pursuant to this Section by reason of prior Breaks in Service.

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article VII

Distributions

7.1       Payment of Retirement Benefits. A Participant’s retirement benefits shall not be distributed before the Participant terminates his or her employment with each Employer, unless specifically authorized elsewhere in the Plan. A distribution of death benefits shall be made in accordance with Section 7.3 below.

(a)          Small Accounts. A Participant’s account shall be automatically distributed in a single lump sum distribution without the Participant’s consent if the Participant’s vested Account has a value of $1,000 or less at the time of any distributable event. A Participant will be deemed to have received an immediate distribution of his or her Account if the vested Account has a value of $0. Accounts subject to this Section shall be distributed as soon as administratively feasible following the date on which the Participant’s employment with each Employer terminates. In the event the Participant’s vested Account under this Plan is greater than $1,000 but less than $5,000, if the Participant does not affirmatively elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly, then the Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator. If the Participant’s vested Account under this Plan is $5,000 or more, in general, no distribution shall be made without the Participant’s consent.

(b)          Large Accounts. A Participant’s vested Account that is equal to $5,000 or more shall be distributed in accordance with the rules in this Section (b) if that Account is not subject to mandatory distribution rules provided in Section (a) above.

(i)       Retirement before Age 65. Unless a Participant consents, in writing, to an earlier or later distribution, his or her vested Account shall be distributed between the 1st and the 60th day of the Plan Year immediately after the Plan Year in which the Participant attains his Normal Retirement Date.

(A)       Early Distributions. If a person terminates for any reason other than death, Disability, or the attainment of his or her Normal Retirement Date, the distribution will commence, subject to the Participant’s consent, no later than the end of the sixth year following the Plan Year in which such termination occurred.

(B)       Deferred Distributions. Alternatively, a Participant may elect to defer the distribution of his or her vested Account to his or her “required beginning date,” as defined in Section 7.4 below.

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(ii)       Retirement after Age 65. If a Participant terminates his or her employment with each Employer on or after his or her Normal Retirement Date, death or Disability and the Participant does not elect to further defer the receipt of his or her vested Account, that Account shall be distributed as soon as administratively feasible following the date on which the Participant terminated his or her employment with each Employer. Notwithstanding the above, a Participant may elect to defer the distribution of his or her vested Account to his or her “required beginning date,” as defined in Section 7.4 below.

(c)       Qualifying Employer Securities Acquired with an Acquisition Loan. Notwithstanding the other provisions of this Sections 7.1(a) and/or (b)(i) to the contrary, the Trustee may determine that a Participant’s Account, for purposes of making any distribution hereunder, should not be considered to include Qualifying Employer Securities that were purchased with the proceeds of an Acquisition Loan until the close of the Plan Year in which such loan is repaid in full.

7.2       Form and Method of Payment.

(a)          Form of Payment. Subject to other contrary provisions in this Plan, a Participant may elect, in writing, to receive a distribution of his Account in the form of whole shares of Qualifying Employer Securities (fractional shares shall be paid in cash), unless the Employer’s by-laws restrict ownership of substantially all such stock to active employees of the Employer and the Plan. In the absence of an election to receive Qualifying Employer Securities, a Participant’s vested Account shall be distributed to him or her in cash or Qualifying Employer Securities, as determined by the Administrator.

(b)          Method of Payment.

(i)       Normal Method of Payment. Distribution of a Participant’s vested Account which is not subject to Section 7.1(a) above and which is attributable to Qualifying Employer Securities acquired after January 1, 2003 may, notwithstanding any election available under the Plan, be made in substantially equal payments (not less frequently than annually) over the greater of not more than: (i) five (5) years; or (ii) in the case of a Participant whose vested Account contains Qualifying Employer Securities worth more than $1,070,000 (as adjusted by the Secretary of the Treasury), five (5) years plus one (1) additional year for each $210,000 (as adjusted by the Secretary of the Treasury) or fraction thereof by which the value of the Qualifying Employer Securities exceed $1,070,000 (as adjusted by the Secretary of the Treasury). Any distribution made under the Plan that is not paid in installments as provided in the last sentence or made as a direct rollover distribution as provided in subsection (c) below, shall be paid as a single lump-sum distribution.

(ii)       Payment of Money Purchase Plan Accounts. Notwithstanding the form of payment set forth in Section 7.2(a), the distribution of Money Purchase Plan Accounts shall be made in the form of joint and survivor annuities whereby the survivor annuity portion of the joint and survivor annuity shall be 50% of the amount paid to the Participant prior to his or her death.

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(c)          Eligible Rollover Distributions.

(i)       Direct Rollover Election. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover; provided, however, that if a Participant elects a direct rollover as to only a portion of his distributable Account, the amount to be paid in a direct rollover must equal at least $500.

(ii)       Definitions.

(A)       Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to company securities). An eligible rollover distribution shall not include any hardship distribution.

(B)       Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an individual retirement annuity described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(C)       Distributee. A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse. Effective January 1, 2010, a “distributee” shall also include any non-spouse beneficiary of the Participant.

(D)       Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

7.3       Death Benefits. If a Participant dies before he or she has received a distribution of his or her entire vested Account, the remainder of such Account shall be distributed to the beneficiary designation, if any, in effect on the date of the Participant’s death. If no such designation exists, the Account shall be distributed directly to the Participant’s surviving spouse or, if none, to his or her issue per stirpes or, if none, to his or her next of kin determined pursuant to the laws of the State of Wisconsin that would apply if the Participant had died unmarried and intestate. All distributions under this Section shall be made available to the beneficiary within a reasonable time after the end of the Plan Year in which occurred the Participant’s death and in no event later than the earliest date benefits would be payable to the Participant if his or her employment terminated on the date of his or her death for a reason other than death.

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(a)          Beneficiary Designation. Each Participant may designate, in writing, on forms approved by and filed with the Administrator, one or more beneficiaries (and, if desired, contingent beneficiaries) to receive his or her death benefits, if any, under this Plan. The beneficiary of 100% of the Account of a Participant who is married at the time of his death shall be his surviving spouse, unless his spouse consents to the designation of an alternative beneficiary or the spouse cannot be located. Such a spousal consent shall be made in writing, acknowledging the effect of such election and witnessed by a Plan representative or notary public. Any change in, or revocation of, a Participant’s designated beneficiary shall again require spousal consent unless the earlier consent of the spouse expressly permitted subsequent designations by the Participant without further spousal consent.

(b)         Death On or Before Required Beginning Date. The Plan shall distribute the Account of a Participant who dies on or before his “required beginning date,” as defined in Section 7.4 below, in accordance with this Section (b).

(i)       General. Distributions shall extend no longer than the end of the calendar year that contains the fifth anniversary of the Participant’s death, except to the extent that paragraph (ii) or (iii) below applies. For either paragraph (ii) or (iii) to apply, the Participant must have so elected before his or her death or his or her designated beneficiary must have so elected no later than the earlier of December 31 of the calendar year in which distributions otherwise must commence or December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(ii)       Non-spouse Beneficiary. If any portion of the Participant’s Account is payable to a designated beneficiary who is not the Participant’s surviving spouse, distribution shall commence no later than December 31 of the calendar year following the date of the Participant’s death and shall extend over a period no longer than the life of such beneficiary or over a period certain not extending beyond the life expectancy of such beneficiary determined using the attained age (or ages) in the calendar year distributions must commence and as reduced by one during each subsequent year.

(iii)       Spouse as Beneficiary. If any portion of a Participant’s Account is payable to the Participant’s surviving spouse, distributions to such spouse shall commence no later than December 31 of the calendar year in which the Participant would have attained age 70-1/2 and shall extend over a period no longer than the life of such spouse or over a period certain not extending beyond the life expectancy of such spouse as determined using the spouse’s attained age in the first distribution calendar year and reduced by one in each year thereafter. The Participant’s surviving spouse may elect instead to recalculate life expectancy, provided the election is irrevocable and made prior to the initial distribution date. If the Participant’s spouse dies before the commencement of distributions, the Administrator shall apply this Section as if the spouse were the Participant.

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(c)          Death after Required Beginning Date. If a Participant dies on or after his or her “required beginning date,” as defined in Section 7.4 below, any remaining portion of his or her vested Account shall be distributed at least as rapidly as required by the method of distribution in effect on the date of his or her death.

7.4       Required Lifetime Distributions. Notwithstanding any other provisions of this Plan to the contrary, each Participant’s entire Account shall be distributed in accordance with the requirements of Code Section 401(a)(9), which the Plan hereby incorporates by reference. The following provisions of this Section 7.4 summarize those rules. Required minimum distributions were not suspended for the 2009 Plan Year under Code Section 401(a)(9)(H).

(a)          Required Beginning Date. Distribution of a Participant’s Account shall commence no later than his or her “required beginning date.” A Participant’s required beginning date shall be April 1 of the calendar year immediately following the calendar year when the Participant attains (or would have attained) age 70-1/2, unless the participant is not a 5% owner of an Employer, in which case the required beginning date will be the later of this date or April 1 of the calendar year after the participant terminates his or her employment with all Employers. For purposes of this Section, a Participant is a 5% owner if he or she is a 5% owner within the meaning of Code Section 416(i) at any time during the Plan Year ending with or within the calendar year in which the Participant attains age 66-1/2 or any subsequent Plan Year. Once distributions for the Plan have begun to a 5-percent owner, such distributions shall continue, even if the Participant ceases to be a 5-percent owner in a subsequent year.

(b)          Limits on Distribution Periods. Installment payments of a Participant’s Account shall occur over a period of time calculated as of the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date (the “first distribution calendar year”). The time period for payment of installments shall be no longer than:

(i)       The Participant’s life or life expectancy determined using the Participant’s attained age as of the first distribution calendar year, if the Participant has not designated a beneficiary; or

(ii)       If the Participant has designated a beneficiary, the life or joint and last survivor expectancy of the Participant and the designated beneficiary determined using the attained ages of the Participant and the designated beneficiary as of the first distribution calendar year.

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(c)          Amount required to be distributed. The required distribution paid each calendar year beginning with the first distribution calendar year shall not equal less than the quotient obtained upon dividing the Participant’s Account by the lesser of (i) the applicable life expectancy or (ii), if the beneficiary is not the Participant’s spouse, the applicable minimum distribution incidental benefit divisor determined from the table recited in Q&A-4 of proposed regulation Section 1.401(a)(9)-2. The “applicable life expectancy” is the life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated beneficiary) as of the Participant’s (or designated beneficiary’s) birthday in the first distribution calendar year reduced by one in each year thereafter. If the Participant’s benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Code Section 401(a)(9). The Participant may elect to recalculate his life expectancy and/or that of his spouse, provided such election is irrevocable and is made prior to the Participant’s required distribution date.

A Participant’s Account is determined as of the last Valuation Date in the calendar year immediately preceding the calendar year for which a distribution is required, adjusted as follows: increased by the amount of any contributions or Forfeitures, if any, allocated to the Account as of dates in such calendar year after the Valuation Date and decreased by distributions made in such calendar year after the Valuation Date.

7.5       In-Service Withdrawals.

(a)          Age 59-1/2. On or after attaining age 59-1/2, a Participant may withdraw all or any portion of his or her Elective Contribution Account by submitting a written request for such a withdrawal to the Administrator.

(b)          Age 65. On or after attaining age 65, a Participant may withdraw all or any portion of his or her Employer Contribution Account by submitting a written request for such a withdrawal to the administrator.

(c)          2 Year Rule. A Participant may withdraw all or any portion of his or her vested Employer Contribution Account that was contributed and allocated for Plan Years ending before January 1, 2005, provided that the amount to be withdrawn has been allocated to the Participant’s Employer Contribution Account for at least two (2) complete Plan years. In order to request such a withdrawal, a Participant must submit a written request to the Administrator.

(d)          5 Year Rule. A Participant may withdraw all or any portion of his or her vested Employer Contribution Account that was contributed and allocated for Plan Years ending before January 1, 2005, provided that the Participant has participated in the Plan for at least five (5) complete Plan Years. In order to request such a withdrawal, a Participant must submit a written request to the Administrator.

(e)          Rollover and After-Tax Accounts. A Participant may withdraw all or any portion of his or her Rollover Account and/or After-Tax Account at any time by submitting a written request for such a withdrawal to the Administrator.

7.6       Hardship Distributions. A Participant may withdraw any portion of his Elective Contributions Account upon appropriate notice to the Administrator if the withdrawal results from a “hardship.”

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(a)          A distribution under the Plan is hereby deemed to be on account of an immediate and heavy financial need of an Employee if the distribution is for one of the following or any other item permitted under Regulation Section 1.401(k)-1(d)(3)(iii)(B):

(i)       Expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 10% of adjusted gross income);

(ii)       Costs directly related to the purchase of a principal residence for the Employee (excluding mortgage payments);

(iii)       Payment of tuition, related educational fees, and room and board expenses, for up to the next twelve (12) months of post-secondary education for the Employee, the Employee’s spouse, children, or dependents (as defined in Code Section 152, without regard to Code Section 152(b)(1), (b)(2), and (d)(1)(B));

(iv)       Payments necessary to prevent the eviction of the Employee from the Employee’s principal residence or foreclosure on the mortgage on that residence:

(v)       Payments for burial or funeral expenses for the Employee’s deceased parent, spouse, children or dependents (as defined in Code Section 152, without regard to Code Section 152(d)(1)(B)); or

(vi)       Expenses for the repair of damage to the Employee’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(b)       Satisfies all of the following:

(i)       The distribution does not exceed the amount of the financial need, including any amount necessary to pay taxes or penalties reasonably anticipated to result from the distribution;

(ii)       The Participant has obtained all distributions (other than hardship withdrawals) and all nontaxable loans currently available pursuant to this Plan or any other plan maintained by the Employer;

(iii)       The Participant cannot make elective contributions and employee after-tax contributions pursuant to this Plan or any other qualified or nonqualified plan of deferred compensation (excluding health or welfare plans) maintained by the Employer for at least 6 months after receipt of the withdrawn amount; and

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(iv)       The Participant’s elective contributions made in the calendar year immediately following the calendar year in which the withdrawal is received do not exceed the limit of Code section 402(g) (as adjusted) in effect for such calendar year, less the Participant’s elective contributions made in the calendar year in which the withdrawal was received.

If the Plan provides for hardship distributions upon satisfaction of the safe harbor standards set forth in Regulation Sections 1.401(k)-1(d)(3)(iii)(B) (deemed immediate and heavy financial need) and 1.401(k)-1(d)(3)(iv)(E) (deemed necessary to satisfy immediate need), then there shall be no reduction in the maximum amount of elective deferrals that a Participant may make pursuant to Code Section 402(g) solely because of a hardship distribution made by this Plan or any other plan of the Employer.

7.7       Right of First Refusal. All Qualifying Employer Securities that are distributed to Participants, former Participants, or beneficiaries of Participants or former Participants, shall be subject to the transfer restrictions set forth in this Section. Notwithstanding anything in this Plan to the contrary, effective February 15, 2011, the Right of First Refusal described in this Section 7.7 shall no longer apply.

(a)          General Restriction. No such Qualifying Employer Securities may be offered, sold, pledged, bequeathed, given, hypothecated or otherwise disposed of by the Participant, or beneficiary of the Participant whether for value or not, unless the shares have first been offered for sale to the Company under the provisions of Sections (b) and (c) below. Any attempt to dispose of such securities without regard to this restriction shall be deemed to be an offer to the Company under the terms set forth in Sections (b) and (c), and in such a case the date of the offer shall be deemed to be the date on which the Company receives actual notice of the attempted disposition.

(b)          Price of Securities Offered. The Qualifying Employer Securities offered to the Company pursuant to this Section shall be offered at their fair market value. The Company shall advise the offeror of the fair market value of the Qualifying Employer Securities as determined by the Company in good faith and based on all relevant factors for determining the fair market value of the Qualifying Employer Securities on the date of valuation. The date of valuation shall be the Valuation Date immediately preceding the date of acceptance of the offer, including any interim Valuation Date determined by the Administrator; provided, however, that the date of valuation with respect to a transaction between the Plan and a Participant who is a Disqualified Person on the date of such transaction shall be the date of the transaction. The Company’s determination shall be deemed, for purposes of this Section, to be fair market value unless the offeror presents to the Company written evidence of a bona fide current offer from any person to purchase such Qualifying Employer Securities at a higher price or on more favorable terms than those otherwise offered by the Company under this Section. If such written evidence is submitted, the price designated therein shall be deemed the fair market value of the securities for purposes of this Section, and the Company may elect, but shall not be required, to purchase at such higher price or upon such terms.

(c)          Method of Sale to Company. The offer shall be in writing and shall provide that if accepted, in whole or in part, the purchaser shall have the right to pay the purchase price, plus interest on the unpaid balance at the rate current in Milwaukee, Wisconsin on the date of sale for prime commercial loans, in equal installments over a period not to exceed five years from the date of sale.

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(d)          Expiration of Offer. The Company shall have 14 days following receipt of an offer under this Section to accept or reject the offer as to all or any part of the Qualifying Employer Securities offered. Mailing of notice of acceptance to the address listed on the stock transfer books of the Company for the Qualifying Employer Securities offered or for any shares of the Company owned by the offeror shall constitute acceptance as of the date of postmark of such notice. Qualifying Employer Securities not accepted by the end of the 14-day period may be sold or otherwise disposed of by the offeror. Notwithstanding the preceding sentence, if, pursuant to Section (b), the offeror has submitted written evidence of a bona fide offer to purchase the Qualifying Employer Securities at a higher price or on more favorable terms than otherwise offered by the Company under this Section, and the Company has not elected, within 14 days of the offer and submission of such evidence, to purchase the Qualifying Employer Securities at such higher price or on such terms, then the offeror may sell such securities only at a price not less than, and terms no less favorable to the seller than, the price and terms specified in the written evidence submitted; if the offeror attempts to sell the Qualifying Employer Securities at a lower price or on less favorable terms, then the provisions of this Section again apply as if no offer under this Section was ever made, and any such attempted sale shall be void.

(e)          Restriction to Continue. These restrictions shall be perpetual to the extent allowed by law; provided, however, that these restrictions will not apply for any period during which the Qualifying Employer Securities subject thereto are publicly traded. All owners of Qualifying Employer Securities distributed from the Trust Fund pursuant to the Plan shall take such Qualifying Employer Securities subject to the restrictions contained in this Section.

(f)          Certificates to Contain Legend. Certificates for shares distributed pursuant to the Plan shall contain a statement showing the existence of these restrictions.

(g)         Closing. Closing shall occur on a date specified by the Company, but not more than 30 days after the offer is accepted. The first annual installment is due on closing.

(h)          Company Authority. For purposes of this Section, the Company’s President and/or its Compensation, Pension and Retirement Committee may act on behalf of the Company.

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7.8       Put Option.

(a)          Any Participant who has received Qualifying Employer Securities from the Plan and any other person who has received Qualifying Employer Securities from the Plan (including by reason of the Participant’s death or incompetence, by reason of divorce or separation from the Participant, or by reason of a rollover distribution), shall have the right to require the Company to purchase the Qualifying Employer Securities for their current fair market value (hereinafter referred to as the “put right”). The put right shall be exercisable by written notice to the Compensation and Retirement Committee during the first 60 days after the Qualifying Employer Securities are distributed by the Plan, and, if not exercised in that period, during the first 60 days in the following Plan Year after the Compensation and Retirement Committee has communicated to the Participant its determination as to the current fair market value of the Qualifying Employer Securities. However, the put right shall not apply to the extent that the Qualifying Employer Securities, at the time the put right would otherwise be exercisable, may be sold on an established market in accordance with federal and state securities laws and regulations. Similarly, the put right shall not apply with respect to the portion of the Participant’s Account which the individual elected to have reinvested under Code Section 401(a)(28)(B). If the put right is exercised, the Trustee may, if so directed by the Compensation and Retirement Committee, in its sole discretion, assume the Employer’s rights and obligations with respect to purchasing the Qualifying Employer Securities. Notwithstanding anything herein to the contrary, in the case of a plan established by a bank (as defined in Code Section 581), the put right shall not apply if prohibited by federal or state law and Participants are entitled to elect their benefits as distributed in cash.

(b)         The Employer or the Trustee, as the case may be, may elect to pay for the Qualifying Employer Securities in equal periodic installments, no less frequently than annually, over a period beginning not later than thirty (30) days after the exercise of the put right and not exceeding five (5) years, with adequate security and interest at a reasonable rate on the unpaid balance, all such terms to be set forth in a promissory note delivered to the seller with normal terms as to acceleration upon any uncured default.

(c)          Nothing contained herein shall be deemed to obligate any Employer to register any Qualifying Employer Securities under any federal or state securities law or to create or maintain a public market to facilitate the transfer or disposition of any Qualifying Employer Securities. The put right described herein may only be exercised by a person described in the second preceding paragraph, and may not be transferred with any Qualifying Employer Securities to any other person. As to all Qualifying Employer Securities purchased by the Plan in exchange for any Acquisition Loan, the put right shall be non-terminable. The put right for Qualifying Employer Securities acquired through an Acquisition Loan shall continue with respect to such Qualifying Employer Securities after the Acquisition Loan is repaid or the Plan ceases to be an employee stock ownership plan.

(d)          Notwithstanding anything in the Plan to the contrary, if securities acquired with the proceeds of an Acquisition Loan available for distribution consist of more than one class, a distribute must receive substantially the same proportion of each such class, in accordance with Treasury Regulations Section 54.4975-11(f)(2).

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7.9       Qualified Domestic Relations Orders. Upon receipt of a domestic relations order issued by a court of competent jurisdiction with respect to a Participant’s interest in the Plan, the Administrator shall determine whether such domestic relations order constitutes a qualified domestic relations order (as defined in Code Section 414(p)(1), a “QDRO”). The Administrator shall establish reasonable procedures to determine the qualified status of a domestic relations order and to administer distributions mandated by a QDRO. If the Administrator determines that the domestic relations order is a QDRO, an alternate payee as defined in Code Section 414(p)(8) may receive distributions in a single lump sum commencing as if the Participant’s had terminated as described in Section 7.1. Distributions made pursuant to this Section may occur without regard to the age or the employment status of the Participant. Except as provided by this Section, a distribution pursuant to a QDRO shall not include any type of benefit or payment option not otherwise payable by the Plan. If the Administrator has notice that a QDRO is being or may be sought but has not received the QDRO, the Administrator shall not, unless requested in writing by the Participant or beneficiary, as appropriate, delay payment of a benefit to a Participant or beneficiary which would otherwise be due. If the Administrator has determined that an order is not a QDRO and all comment and appeal periods have expired, the Administrator shall not, unless requested in writing by the Participant or beneficiary, as appropriate, delay payment to a Participant or beneficiary which otherwise would be due even if the Administrator has notice that the party claiming to be an alternate payee or the Participant is attempting to correct any deficiencies in the order.

7.10     Elective Deferrals and Safe Harbor Contributions. Notwithstanding any other provision in this Plan to the contrary, elective contributions made by a Participant pursuant to Section 3.2 of this Plan and safe harbor elections made to this Plan under Section under 5.3(a), may not be distributed to a Participant or beneficiary earlier than: (a) the Participant’s separation from service, death or disability; (b) the termination of the Plan without the establishment or maintenance of another defined contribution plan; (c) the disposition by the Employer of substantially all the assets used by the Employer; or (d) the date on which the Participant attained age 59-1/2.

7.11     Distribution Rules for Money Purchase Pension Plan Assets. The provisions of this Section only apply to amounts transferred to the Plan form the frozen First National Bank in Manitowoc Money Purchase Pension Plan (‘MPP”). The MPP was frozen in 2002 and MPP plan assets were transferred to this Plan in 2002. All such transferred amounts are held in individual Money Purchase Pension Plan Accounts (“MPP Accounts”) on behalf of Participants.

(a)       Definitions. The following terms shall have the meanings specified below, but only with respect to amounts held in a Participant’s MPP Account:

(1)       Annuity Starting Date. The first day of the first period for which an amount is payable as an annuity or any other form.

(2)       Earliest Retirement Age. The earliest age at which a Participant could separate from service and receive a distribution from the MPP Account.

(3)       Election Period.

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(i)       The 90 day period ending on the Annuity Starting Date but effective January 1, 2007, the 180 day period ending on the Annuity Starting Date; or

(ii)       for an election to waive the Qualified Preretirement Survivor Annuity, the period commencing on the first day of the Plan Year in which the Participant attains age thirty-five (35) (or, if earlier, the date of the Participant’s severance from employment) and ending on the date of the Participant’s death.

(4)       Qualified Joint and Survivor Annuity. An annuity for the life of the Participant with a survivor annuity after the Participant’s death for the life of the Participant’s spouse which is equal to fifty percent (50%) of the amount of the annuity payable during the joint lives of the Participant and his or her spouse. Notwithstanding the preceding sentence, Participants may elect either a sixty-six and two-thirds percent (66 2/3%) joint and survivor annuity, or a seventy-five percent (75%) joint and survivor annuity, or a one hundred percent (100%) joint and survivor annuity in lieu of the fifty-percent (50%) survivor annuity. Participants may elect either an immediate starting date annuity or a deferred starting date annuity.

(5)       Qualified Preretirement Survivor Annuity. An immediate annuity for the life of the surviving spouse, the actuarial equivalent of which is equal to the value of the Participant’s Account.

(6)       Normal Retirement Age. Age sixty-five (65).

(7)       Early Retirement Age. Age fifty-five (55) with six (6) Years of Service.

(8)       Vesting. All MPP Accounts are fully vested.

(9)       Distribution Triggering Events. Participants with MPP Accounts may request a distribution of their MPP Account upon (i) severance form employment before Normal Retirement Age; (ii) attaining Normal Retirement Age without a severance from employment; or (iii) Disability. Rollovers into the MPP Account may be withdrawn at any time.

(d)       Payments to Participants.

(1)       If a Participant is married on his or her Annuity Starting Date, the distributions payable from his or her MPP Account shall be made in the form of a Qualified Joint and Survivor Annuity.

(2)       If a Participant is not married on his or her Annuity Starting Date, the distributions payable from his or her MPP Account shall be made in the form of a monthly annuity payment until the Participant’s death.

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(3)       If elected in accordance with Section 7.11(e) below, in lieu of payment under Section 7.11(d)(1) or (2), distributions from a Participant’s MPP Account may be payable as a single, lump-sum payment.

(e)       Election of Optional Payment Form.

(1)       An election to receive a lump sum as an optional form of payment, or a revocation of such election, shall be made on a form prescribed by the Plan Administrator. Such election shall be executed by a Participant, shall comply with subsection 7.11(e)(2), shall specifically designate a lump sum form of payment and specify any non-spousal Beneficiary (including contingent Beneficiaries) named. The completed form may be executed and delivered to the Plan Administrator at any time during the Election Period. Any election made under this section may be revoked at any time during the Election Period without prejudice to the Participant’s right to again make the election permitted in this section. Such revocation shall only be valid if executed by both the Participant and his or her spouse, and if such spousal consent complies with Section 7.11(e)(2). A Participant’s spouse may not revoke his or her consent previously given (i.e., to select a lump sum payment) under this section without such Participant’s written agreement.

(2)       An election under Section 7.11(e)(1) by a married Participant shall only be valid if the Participant’s spouse consents in writing to the election (acknowledging the effect of the election) and such consent is witnessed by either the Plan Administrator (or its delegate) or a notary public. Such consent shall not be required if the Participant does not have a spouse or the spouse cannot be located. Such consent shall also not be required if the Participant is legally separated from his or her spouse or the Participant has been abandoned (under applicable local law) and the Participant has a court order to such effect, unless a Qualified Domestic Relations Order provides otherwise. If the Participant’s spouse is legally incompetent to give consent, the spouse’s legal guardian (even if the guardian is the Participant) may give consent. An election under Section 7.11 (e)(1) by a married Participant shall be deemed a waiver by such Participant’s spouse of the Qualified Preretirement Survivor Annuity.

(3)      (A)      Pursuant to Treasury Regulations Section 1.417(a)(3)-1, the Plan Administrator shall furnish each Participant a written statement sent by first class mail, hand delivery, or email describing in a manner calculated to be understood by the average participant:

(i)       the terms and conditions of the Qualified Joint and Survivor Annuity and each other optional form of benefit available to the Participant; a description of the eligibility conditions for each form of benefit; a description of the financial effect of electing the optional form of benefit (i.e. the amounts and timing of payments to the Participant under the form of benefit during the Participant’s lifetime and after the Participant’s death using reasonable estimates but affording the Participant the right to request a more precise calculation which shall be disclosed to the Participant); a description of any other material features of the option forms of benefit; and a statement as to whether any annuity form of benefit will be provided by purchasing an annuity contract from an insurance company with the Participant’s account balance (and if the financial effect of the annuity form of benefit was provided using estimates rather than by assuring that an insurer is able to provide the amount disclosed to the Participant, the statement must also disclose that fact).

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(ii)       the terms and conditions of the Participant’s right to elect, under Section 7.11(e)(1), to waive the Qualified Joint and Survivor Annuity and the effect thereof:

(iii)       the right to revoke an election under Section 7.11(e)(1) and the effect thereof.

(B)   The written statement required by this subsection shall be provided to each Participant no less than thirty (30) and no more than ninety (90) days before such Participant’s Annuity Starting Date, except to the extent otherwise permitted in accordance with regulations. Effective January 1, 2007, notice to the Participant with regard to having the right to elect the manner in which his vested MPP Account balance will be distributed to him may be given up to 180 days before the first day of the first period for which an amount is payable.

(4)    Each Participant shall be obligated to notify the Plan Administrator in writing of his or her marital status and to promptly notify the Plan Administrator of any change thereof, providing such information as the Plan Administrator may require in order to implement the provisions of the Plan. The Administrator may reasonably rely on the information furnished by such Participant unless it has actual knowledge to the contrary.

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article VIII

Administration of the Plan

8.1       Designation of Administrator. The Company, acting through its President or its other delegate(s), shall be the Plan Administrator. Any person or entity serving as the Administrator may resign at any time by filing a written notice of resignation with the Company and may be removed at any time by the Company. In the event of a vacancy in the office of the Administrator, the Company shall appoint a successor or successors.

8.2       Administration and Interpretation. The Administrator shall administer the Plan in accordance with its terms and shall have all powers necessary to effectuate the provisions of the Plan. The Administrator shall have the exclusive right to interpret the Plan, shall determine all questions arising in the administration, interpretation and application of the Plan documents, to resolve ambiguities, inconsistencies and omissions related thereto, and shall, from time to time, formulate and issue such rules and regulations as may be necessary for the purpose of administering the Plan. Any interpretation, determination, rule or regulation issued by the Administrator shall be conclusive and binding on all persons. In any review of such an interpretation, determination, rule or regulation, the Administrator’s decision shall be given deference and shall be set aside by a reviewing tribunal only in the event the Administrator acted in an arbitrary and capricious manner.

8.3       Administrator’s Duties. The Administrator and all fiduciaries of this Plan or the Trust shall discharge their duties with respect to the Plan and Trust solely in the interest of the Participants and beneficiaries, for the exclusive purpose of providing benefits to Participants and their beneficiaries and deferring reasonable expenses of administering the Plan and Trust with care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use and in accordance with the Plan and Trust documents and instruments, insofar as such documents and instruments are consistent with the provisions of ERISA and any acts amendatory thereto. In addition, the Trustee shall discharge its fiduciary duties by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.

8.4       Authority. The Administrator shall have the authority to give to the Trustee, in writing, any other notice or direction permitted by the terms of the Plan, and the Trustee shall be entitled to rely upon such writing until such time as the Administrator shall file a written revocation of the notice or direction with the Trustee.

8.5       Maintenance of Accounts and Reports. The Administrator shall maintain accounts showing the fiscal transactions of the Plan and such books and records as may be necessary to comply with ERISA, governmental regulations issued thereunder and other applicable law. The Administrator shall timely file or cause to be timely filed, all annual reports, financial and other statements as may be required of the Administrator by any federal or state statute, agency or authority. The Administrator shall timely furnish or cause to be furnished, all such reports, statements and other documents as may be required by any federal or state statute, agency or authority to be furnished by the Administrator to any Participant, beneficiary or interested party.

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8.6       Examination of Financial Statements and Audits. The Administrator shall, if required by law or deemed necessary by the Administrator, engage an independent and qualified public accountant to conduct an examination of any financial statements of the Plan and the Trust and any other books and records of the Plan and shall, if required by law, engage such accountant to form an opinion as to whether the financial statement and schedules required to be included in the annual report required by Section 103 of ERISA are presented fairly in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding year. The opinion of the accountant need not be expressed with respect to the most recent annual statement of assets and liabilities of a common or collective trust maintained by a bank or similar institution, or of a separate trust maintained by a bank or a similar institution as a Trustee, so long as such annual statement is certified by the bank or similar institution as accurate and is made a part of the annual report submitted under Section 103 of ERISA.

8.7       Agent for Service of Process. The Administrator shall have the authority to accept service of process on behalf of the Plan.

8.8       Bond. The Administrator shall give such bond as may be required by ERISA.

8.9       Compensation and Expenses. The expenses incurred by the Administrator in the proper administration of the Plan shall be paid from the Trust Fund, unless one or more Employer(s) elects to pay such expenses directly. An Administrator who is an Employee of an Employer, however, shall not receive any fee or compensation for services as Administrator.

8.10     Limitation of Authority. The Administrator shall not add to, subtract from or modify any of the terms of the Plan, change or add to any benefits prescribed by the Plan, or waive or fail to apply any Plan requirement for benefit eligibility.

8.11     Limitations on Liability. To the extent that a fiduciary may be relieved of liability under Section 410(a) of ERISA for a breach of any responsibility, obligation or duty imposed by Title 1, Part 4 of ERISA, and no fiduciary shall be liable for any action or failure to act hereunder, except for bad faith, willful misconduct or gross negligence. To the extent that a fiduciary may be relieved of liability under Section 410(a) of ERISA for a breach of another fiduciary of any responsibility, obligation or duty imposed by Title 1, Part 4 of ERISA, no fiduciary shall be personally liable for a breach committed by any other fiduciary, unless the fiduciary: (a) knowingly participated in or knowingly concealed a breach by such other fiduciary; (b) by his failure to comply with the fiduciary duties set out in Section 9.01, has enabled such other fiduciary to commit a breach; or (c) has failed to make reasonable efforts under the circumstances to remedy the breach of another fiduciary of which he has knowledge. To the same extent, no fiduciary shall be personally liable for the acts or omissions of any attorney or agent employed by a fiduciary hereunder, if such attorney or agent shall have been selected with reasonable care.

8.12     404(c) Compliance. No Plan fiduciary (including the Administrator and Trustee) is liable for any loss or for any breach resulting from a Participant’s direction of the investment of any part of his/her directed Account to the extent that the Participant’s exercise of his or her right to direct the investment of his or her Account satisfies the requirements of ERISA Section 404(c).

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8.13     Diversification Requirements for Employer Securities. The diversification requirements below apply for Plan Years beginning on or after January 1, 2007, to the extent the Plan holds any “publicly traded employer securities” as defined in Code Section 401(a)(35)(G)(v) and Treasury Regulations Section 1.401(a)(35)-1(f)(5)(ii)(A). From January 1, 2007 through December 31, 2014, the Plan has not held any “publicly traded employer securities” because the Company’s stock was only traded on the Over-The-Counter Bulletin Board (OTC:BB), which is not considered “publicly traded” within the meaning of Code Section 401(a)(35). However, if the Plan should ever hold any “publicly traded employer securities” then the following provisions will apply:

(a)       An applicable individual, as defined in Treasury Regulations Section 1.401(a)(35)-1(b), is permitted to elect to direct any publicly traded Qualifying Employer Securities (as defined in Code Section 401(a)(35)(G)(v)) held in his Account under the Plan to be reinvested in other investment options offered under the Plan with respect to the portion of his Account that is subject to Code Section 401(a)(35)(B) or (C). The Bank may permit diversification of accounts invested in Qualifying Employer Securities earlier than is required as long as the earlier time period is applied consistently to all applicable individuals.

(b)       The Plan shall offer at least three (3) investment options, other than Qualifying Employer Securities, to which the applicable individual may direct all or any portion of his Account invested in Qualifying Employer Securities, and each investment option must be diversified and have materially different risk and return characteristics that satisfy the requirements of Department of Labor Regulations Section 2550.404c-1(b)(3). The Plan may limit the time for divestment and reinvestment to periodic, reasonable opportunities occurring no less frequently than quarterly. The Plan may not impose any restrictions or conditions with respect to the investment of Qualifying Employer Securities that are not imposed on the investment options offered under the Plan, except as provided in Treasury Regulations Section 1.401(a)(35)-1(e).

(c)       A notice must be provided to each applicable individual that describes the divestiture rights and the importance of diversifying the investment of retirement plan assets. The Bank shall provide the notice to all applicable individuals no later than 30 days before the date on which the applicable individuals are eligible to exercise their right to diversify.

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article IX

Administration of the Trust

9.1       Appointment of Trustee. The Company shall appoint one or more Trustees to receive and hold in trust all contributions, and income, paid into the Trust. The Company may remove the Trustee or the Trustee may resign and a successor trustee shall be appointed all pursuant to the requirements and procedure recited in the Trust agreement.

9.2       Authorization for Trust Agreement. The Company hereby authorizes and directs each of its officers to enter into an agreement with the Trustee to provide for the administration of the Trust. Said officers shall also have the right at any time, and from time to time, to amend the Trust Agreement on the Company’s behalf.

9.3       Participant Direction of Investment of Account. The Company may, upon written request of a Participant and in accordance with its uniform and nondiscriminatory rules, authorize Participants to direct the investment of all or part of their Account in such funds as the Investment Committee may select. Participants may choose to invest their Accounts among the available investment vehicles in any whole percentage of at least 1%. Elections shall be made and verified in a manner prescribed by the Administrator. Once filed, a Participant’s verified election will remain in effect until amended or discontinued pursuant to this paragraph. A Participant may change his or her investment election as of any Valuation Date (except that transfers of Qualifying Employer Securities will only be processed as of a date determined by the Administrator based upon the availability of Qualifying Employer Securities and the practical implications of implementing that election); provided that the Administrator receives the Participant’s verified written election at least 15 days prior to such effective date. If a Participant fails to direct the investment of all or any portion of his or her Account, such amount shall be invested in the fund(s) uniformly designated by the Investment Committee. A Participant’s directions hereunder shall bind the Trustee unless and until the Company amends or revokes the authorization for investment direction by Participants. If the Trustee acts at the direction of a Participant, the Company, its board of directors, officers and employees, the Administrator and the Trustee shall not be liable or responsible for any loss resulting to the Trust or to any Account for any breach of fiduciary responsibility by reason of any act done pursuant to the direction of the Participants.

9.4       Funding Policy. The Trustee shall invest the Trust for the exclusive benefit of Participants and their beneficiaries in any combination of corporate stocks, including bonds, instruments of indebtedness, insurance contracts (if otherwise allowed), government securities, bank deposits and the Trustee’s common trust funds or pooled investment funds, if any, as the Trustee deems appropriate for the Plan and consistent with applicable law.

9.5       Diversification of Investments after Age 55. Pursuant to Code Section 401(a)(28), a Participant who has attained age 55 and completed at least 10 years of participation in the Plan may elect in each of the Plan Years during his qualified election period to withdraw the value of a specified number of shares of Company Stock allocated to his Account pursuant to the following:

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(a)          Amount Eligible for Withdrawal. In each of the first five Plan Years of the Participant’s qualified election period, the Participant may withdraw the value of (i) up to 25 percent of the total number of shares of Company Stock that has been allocated to his Account as of the prior Valuation Date, less (ii) the number of shares of Company Stock that the Participant previously elected to withdraw, if any. In the last Plan Year of the Participant’s qualified election period, “50 percent” shall be substituted for “25 percent” in the preceding sentence in determining the amount the Participant may withdraw.

(b)         Qualified Election Period. A Participant’s “qualified election period” is the six consecutive Plan Years commencing on the first day of the Plan Year in which the Participant attains age 55 and has completed at least 10 years of participation in the Plan.

(c)          Withdrawal Procedure. A Participant must make an election to withdraw in accordance with this section, in writing, within the 90-day period following the close of each Plan Year during his qualified election period. The Administrator shall distribute the amount designated by the Participant’s election within 90 days after the date the Participant’s election is filed with the Administrator. Such distribution shall be made in accordance with the methods of distribution available under Article 7 as if the Participant had terminated his Employment.

9.6       Voting Rights. Each Participant and, in the case of a deceased Participant, the deceased Participant’s beneficiary shall direct the Trustee how to vote any Company Stock allocated to his Account. The Administrator shall direct the Trustee how to vote any Company Stock not allocated to a Participant’s Account, any stock allocated to the Account of a Participant but to which voting instructions are not received from the Participant and all shares on matters not voted pursuant to the preceding sentence.

9.7       Special One-Time Diversification Right.       Notwithstanding any other provision of the Plan to the contrary, effective July 19, 2012, all Participants who have not terminated employment, other than (i) senior management team employees and (ii) members of the Company’s Board of Directors, shall have a special, one-time right to elect to diversify the portion of their Plan Account that is invested in Company Stock into any other investment alternative permitted under the Plan, but such election right shall not apply to any Company stock that was contributed to the Plan by the Company in the form of discretionary profit sharing contributions. This election right shall be implemented under the terms and conditions set forth in this Section 9.7, and any other administrative rules that the Plan Administrator may determine from time to time.

Starting on July 19, 2012 and ending on July 24, 2012, each eligible Participant may submit to the Plan Administrator a signed and dated diversification election form (as provided by the Plan Administrator) to sell all or a portion of the Company Stock that is held in the Participant’s Plan Account to the Company for cash, but such election shall not apply to any Company stock that was contributed to the Plan by the Company in the form of discretionary profit sharing contributions. The amount that the Company will pay for each share of Company Stock shall be the dollar value determined by an independent appraisal which the Plan will obtain on July 19, 2012. Elections are irrevocable once filed with the Plan Administrator.

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The Plan shall remit the Company Stock from each electing Participant’s Account to the Company as soon as practicable on or after July 24, 2012 and the Company shall immediately remit cash to the Plan equal to the aggregate dollar value of the shares of Company Stock that are to be sold to the Company, pursuant to the Participant’s proper election. Such cash shall be allocated to the Accounts of each Participant who elected to sell his or her shares of Company Stock pursuant to this special one-time diversification right, such that each Participant shall receive the appropriate dollar value per share for each share of Company Stock sold to the Company pursuant to the Participant’s special, one-time diversification election. The cash will be deposited into the investment options selected by the Participant on the Participant’s diversification election form. Once the cash has been allocated to the Participant’s Account, the Participant may invest the cash into any other investment alternative available under the Plan, in accordance with the Plan’s regular investment policies and procedures.

This special one-time diversification election is intended to qualify for the statutory prohibited transaction exemption set forth in ERISA Section 408(e), such that (i) the sale of Company Stock shall be for adequate consideration (i.e., based on the July 19, 2012 independent appraisal obtained by the Plan); (ii) no commission is charged with respect to such sale; and (iii) the Plan is an eligible individual account plan. Furthermore, the Plan is not subject to the diversification requirements of Code Section 401(a)(35) because the Company Stock is traded on Over The Counter Bulletin Board (OTC BB) which is not a “national securities exchange” under Section 6 of the Securities Exchange Act of 1934, as amended. Other than this special one-time diversification right, Participants who have not terminated employment are only permitted to diversify out of Company Stock after age 55 in accordance with Section 9.5. Participants who have terminated employment may elect to receive a distribution of their Plan Account and may exercise the put right set forth in Section 7.8.

9.8       Special Diversification Right. Notwithstanding any other provision of the Plan to the contrary, effective October 24, 2015, all Participants who have not terminated employment, other than members of the Company’s Board of Directors, shall have a special right to elect to diversify the portion of their Plan Account that is invested in Company Stock into any other investment alternative permitted under the Plan. This election right shall be implemented under the terms and conditions set forth in this Section 9.8, and any other administrative rules that the Plan Administrator may determine from time to time.

Starting on October 24, 2015, and ending on October 29, 2015, each eligible Participant may submit to the Plan Administrator a signed and dated diversification election form (as provided by the Plan Administrator) to sell all or a portion of the Company Stock that is held in the Participant’s Plan Account to the Company for cash. The amount that the Company will pay for each share of Company Stock shall be the dollar value determined by an independent appraisal which the Plan will obtain on October 24, 2015. Elections are irrevocable once filed with the Plan Administrator.

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The Plan shall remit the Company Stock from each electing Participant’s Account to the Company as soon as practicable on or after October 29, 2015, and the Company shall immediately remit cash to the Plan equal to the aggregate dollar value of the shares of Company Stock that are to be sold to the Company, pursuant to the Participant’s proper election. Such cash shall be allocated to the Accounts of each Participant who elected to sell his or her shares of Company Stock pursuant to this special diversification right, such that each Participant shall receive the appropriate dollar value per share for each share of Company Stock sold to the Company pursuant to the Participant’s special diversification election. The cash will be deposited into the investment options selected by the Participant on the Participant’s diversification election form. Once the cash has been allocated to the Participant’s Account, the Participant may invest the cash into any other investment alternative available under the Plan, in accordance with the Plan’s regular investment policies and procedures.

This diversification election is intended to qualify for the statutory prohibited transaction exemption set forth in ERISA Section 408(e), such that (i) the sale of Company Stock shall be for adequate consideration (i.e., based on the October 24, 2015, independent appraisal obtained by the Plan); (ii) no commission is charged with respect to such sale; and (iii) the Plan is an eligible individual account plan. Furthermore, the Plan is not subject to the diversification requirements of Code Section 401(a)(35) because the Company Stock is traded on Over The Counter Bulletin Board (OTC BB) which is not a “national securities exchange” under Section 6 of the Securities Exchange Act of 1934, as amended. Other than this special one-time diversification right, Participants who have not terminated employment are only permitted to diversify out of Company Stock after age 55 in accordance with Section 9.5. Participants who have terminated employment may elect to receive a distribution of their Plan Account and may exercise the put right set forth in Section 7.8.

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article X

Claims Procedure

10.1     Application for Benefits. If an Employee, Participant, beneficiary or other person shall make a claim for benefits under the Plan, the claim shall be referred to the Administrator for resolution. Within 30 days after receipt of a claim, the Administrator shall render a written decision concerning the merits of the request. If the claim is denied, the written decision shall set forth: (a) the specific reason or reasons for the denial; (b) specific reference to pertinent Plan provisions on which the denial is based; (c) a description of any additional material or information; and (d) an explanation of the Plan’s claim review procedure. If a claimant is not furnished a written decision containing such information within 30 days, the claim shall be deemed denied and automatically proceed to the review stage.

10.2     Review of Denied Claim. The claimant may file a written request with the Administrator for review of the decision rendered under Section 10.1 above within 60 days after receiving the written decision denying the claim or, if no written decision is rendered, within 90 days after filing the claim. The claimant may review pertinent Plan documents prior to such request and submit written issues and comments. The Administrator shall render a written decision within 30 days after receipt of the request for review, setting forth the specific reasons for the decision in language calculated to be understood by the claimant, with specific reference to the pertinent Plan provisions on which the decision is based.

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article XI

Amendment and Termination

11.1     Amendment or Restatement. The Company reserves the right to amend the Plan in every respect at any time, either before or after termination hereof, or from time to time (and retroactively if deemed necessary or appropriate to conform with governmental regulations or other policies), provided, however, that no such amendment shall be effective: (a) which shall attempt to divert the assets held by the Trustee to purposes other than for the exclusive benefit of the Participants or their beneficiaries (prior to satisfaction of all liabilities of the Plan with respect to such Participants and beneficiaries); (b) which shall increase or decrease the duties of the Trustee without the Trustee’s consent; or (c) to the extent that the amendment has the effect of decreasing a Participant’s accrued benefit. Notwithstanding the preceding sentence, a Participant’s Account balance may be reduced to the extent permitted under Section 412(c)(8) of the Code. For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant’s Account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing an accrued benefit. If the Plan’s vesting schedule is amended, or the Plan is otherwise amended in any way that directly or indirectly affects the computation of the Participant’s nonforfeitable interest in his or her Account, each Participant with at least three Years of Service may elect, within a reasonable period after the adoption of the amendment or change, to have his or her nonforfeitable percentage calculated under the Plan without regard to such change or amendment. The period during which the election may be made shall commence with the date such amendment is adopted or deemed to be made and shall end on the latest of: (a) 60 days after the amendment is adopted; (b) 60 days after the amendment becomes effective; or (c) 60 days after the Participant is issued a written notice of the amendment by the Company or the Administrator. If the Plan’s vesting schedule is amended, or the Plan is otherwise amended in any way that directly or indirectly affects the vesting schedule, then such amendment shall not be effective to the extent that it would otherwise cause the nonforfeitable percentage of the accrued benefit derived from employer contributions (determined as of the later of the date such amendment is adopted or the date such amendment becomes effective) of any Employee who is a Participant in the Plan to be less than such nonforfeitable percentage computed under the Plan without regard to such amendment.

11.2     Termination and Discontinuance of Contributions. The Company reserves the right to terminate this Plan or to discontinue or suspend contributions thereto at any time; the Company shall provide the Trustee with written notice of such action. Upon such termination, discontinuance or suspension, further contributions to the Trust shall cease until further action by the Company. Upon termination of the Plan, the Accounts of each Participant or beneficiary shall be fully vested and non-forfeitable and those Accounts shall be distributed in a manner which is consistent with and satisfies the requirements provided in Article 7 above. The termination of the Plan shall not result if the reduction of any benefit protected by Code Section 411(d)(6) except as permitted pursuant to applicable Treasury regulations.

Upon termination of the Plan with respect to a group of Participants which constitutes a partial termination of the Plan, the Trustee shall allocate and segregate for the benefit of the Participants then or theretofore employed by an Employer with respect to which the Plan is being terminated, a proportionate interest of the Trust assets for such Participants. Distribution of the Accounts of each such Participant or his or her beneficiary shall be made in the same manner as provided above.

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In the event of a full or partial termination of the Plan, an Employer’s liability to pay Plan benefits be strictly limited to the assets of the Trust. No one shall have any claim against an Employer to provide any or all Plan benefits regardless of the sufficiency of the Trust’s assets, except as otherwise required by law.

11.3     Merger, Consolidation or Transfer of Assets and Liabilities. In the event of a merger or consolidation with or transfer of assets or liabilities to any other plan, each Participant shall, if such plan then terminates, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation or transfer, assuming that this Plan had then terminated.

11.4     Successor Employer. Any successor to the business of an Employer may, with the written consent of the Company, continue the Plan and Trust. Such successor shall succeed to all the rights, powers and duties of such Employer. The employment of any Employee of the Employer who continues in the employ of the successor shall not be deemed to have been terminated or severed for any purpose of the Plan.

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article XII

General Provisions

12.1     Limitation on Liability. In no event shall an Employer, Administrator or any employee, officer or director of an Employer or Administrator incur any liability for any act or failure to act unless such act or failure to act constitutes a lack of good faith, willful misconduct or gross negligence with respect to the Plan or Trust.

12.2     Indemnification. The Trust shall indemnify the Administrator and any employee, officer or director of an Employer against all liabilities arising by reason of any act or failure to act unless such act or failure to act is due to such person’s own gross negligence or willful misconduct or lack of good faith in the performance of his duties to the Plan or Trust. Such indemnification shall include, but not be limited to, expenses reasonably incurred in the defense of any claim, including attorney and legal fees, and amounts paid in any settlement or compromise; provided, however, that indemnification shall not occur to the extent that it is not permitted by applicable law. If Trust assets are insufficient or indemnification is not permitted by applicable law, the Employer shall indemnify such person. Indemnification shall not be deemed the exclusive remedy of any person entitled to indemnification pursuant to this Section. The indemnification provided hereunder shall continue as to a person who has ceased acting as a director, officer, member, agent or employee of the Administrator or as an officer, director or employee of the Employer, and such person’s rights shall inure to the benefit of his heirs and representatives.

12.3     Compliance with ERISA. Notwithstanding any other provisions of this Plan, a fiduciary or other person shall not be relieved of any responsibility or liability for any responsibility, obligation or duty imposed upon such person pursuant to ERISA.

12.4     Non-alienation of Benefits. Except with respect to any in any indebtedness owing to the Trust or payments required pursuant to a qualified domestic relations order as defined by the Code, or as otherwise permitted by law, benefits payable by the Plan shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy, either voluntary or involuntary. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to Plan benefits shall be void.

12.5     Employment Not Guaranteed by Plan. The establishment of this Plan, its amendments and the granting of a benefit pursuant to the Plan shall not give any Participant the right to continued employment with an Employer, or limit the right of the Employer to dismiss or impose penalties upon the Participant or modify the terms of employment of any Participant.

12.6     Facility of Payment. If a Participant’s duly qualified guardian or legal representative makes claim for any amount owing to the Participant, the Trustee shall pay the amount to which the Participant is entitled to such guardian or legal representative. In the event a distribution is to be made to a minor, the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such minor or an adult with whom the beneficiary maintains his residence, or to the custodian for such beneficiary under the Uniform Gift to Minors Act if permitted by the laws of the state in which the beneficiary resides. Any payment made pursuant to this Section in good faith shall be a payment for the Account of the Participant and shall be a complete discharge from any liability of the Trust or the Trustee.

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12.7     Location of Participant or Beneficiary Unknown. If the Administrator is unable to pay benefits from the Plan to any Participant or beneficiary due to the Administrator’s inability to locate such Participant or beneficiary, after forwarding a registered letter, return receipt requested, to the last known address of such Participant or beneficiary and after further diligent effort, the amount to be distributed shall be treated as a Forfeiture which shall be allocated to Participants as an additional Employer contribution on the last day of such Plan Year. If the Participant or beneficiary is located subsequent to the allocation of the Forfeiture, the forfeited amount should be restored, first from Forfeitures, if any, then income and last, as an additional Employer contribution. In the event a Participant or beneficiary cannot be located upon termination of the Plan, any amount payable to such Participant or beneficiary shall be transferred at the earliest possible date to the state of the Participant’s or beneficiaries last known address pursuant to the terms of that State’s abandoned property law. Upon such transfer, the Employer, Administrator and Trustee shall have no further liability for the amount so transferred.

12.8     Offset. In the event any payment is made by the Trustee to any individual who is not entitled to such payment, the Trustee shall have the right to reduce future payments due to such individual by the amount of any such erroneous payment. This right of offset however, shall not limit the rights of the Trustee to recover such overpayments in any other manner.

12.9     Special Rules for Military Service. In the event that any obligation of an Employer under this Plan conflicts with the requirements of Code Section 414(u), ERISA or any other applicable law regarding military leave and veterans’ rights, such Employee shall be entitled to any additional rights provided under such laws. Pursuant to Code Section 401(a)(37) and notwithstanding any provisions of the Plan to the contrary, in the case of a Participant who dies while performing qualified military service (as defined in Code Section 414(u)), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed and then terminated employment on account of death. The Plan does not provide any such additional benefits, but if the Plan were to provide such additional benefits, then such survivors would be entitled to receive such benefits.

12.10   Spouse. Wherever the term “spouse” is used in this Plan, pursuant to Revenue Ruling 2013-17, for federal tax purposes, the term “spouse” includes an individual married to a person of the same sex if the individuals are lawfully married under state law, and the term “marriage” includes such a marriage between individuals of the same sex. The Plan shall recognize a marriage of same-sex individuals that was validly entered into in a state whose laws authorize the marriage of two individuals of the same sex even if the married couple is domiciled in a state that does not recognized the validity of same-sex marriages.

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IN WITNESS that the foregoing Plan has been duly adopted and is in effect on the terms stated herein, this Plan has been executed on the date set forth below.

BANK FIRST NATIONAL CORPORATION

12-22-16	By:	/s/ Sherry Jonet
Date	Sherry Jonet, Vice President, Human Resources

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BANK FIRST NATIONAL RETIREMENT PLAN

Amended and Restated Effective January 1, 2017

Amendment Number One

WHEREAS, Bank First National Corporation (the “Company”), which owns 100% of Bank First National (the “Bank”), maintains the Bank First National Retirement Plan (the "Plan"); and

WHEREAS, Section 11.1 of the Plan allows the Company to amend the Plan from time to time; and

WHEREAS, the Company desires to amend the Plan to allow for Automatic Enrollment and Automatic Increases.

NOW, THEREFORE, effective June 1, 2017, the Plan is amended as follows:

1.	The following provision shall replace and supersede Section 3.2(a) as set forth in the Plan:

3.2 Participant Contributions. Participants may make elective contributions to this Plan, as set forth below.

      (a) Automatic Enrollment and Increases. Participants may enroll to make elective contributions, discontinue making all elective deferrals, or change the level of their elective deferrals as of the first day of any calendar quarter. Upon the initial satisfaction of the eligibility requirements to make elective deferrals under the Plan, a Participant who has not made an affirmative elective contribution election shall be deemed to have made an automatic elective contribution election in the amount of 4% of compensation (or such other amount as determined from time to time by the Plan Administrator) (“Automatic Enrollment”). A Participant who has not made an affirmative election contribution and is thereby automatically enrolled also shall be deemed to have elected to automatically increase his or her deferral contributions by 1% as of the first day of each Plan Year, provided that such automatic increases shall not exceed 10% of the Participant's compensation (“Automatic Increases”). A Participant who has made an affirmative elective contribution of more than 0% may also elect Automatic Increases, provided that such Automatic Increase shall not exceed 10% of the Participant's compensation.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized officer on the date set forth below.

BANK FIRST NATIONAL CORPORATION

May 16, 2017	By:	/s/ Sherry Jonet
Date

BANK FIRST NATIONAL RETIREMENT PLAN

Amended and Restated Effective January 1, 2017

Amendment Number Two

WHEREAS, Bank First National Corporation (the “Company”), which owns 100% of Bank First National (the “Bank”), maintains the Bank First National Retirement Plan (the “Plan”); and

WHEREAS, Section 11.1 of the Plan allows the Company to amend the Plan from time to time; and

WHEREAS, the Company desires to amend the Plan to allow participants to change Participant Elective contributions from quarterly to monthly.

NOW, THEREFORE, effective October 1, 2017, the Plan is amended as follows:

1.          The following provision shall replace and supersede Section 3.2(b) as set forth in the Plan:

3.2 Participant Contributions.   Participants may make elective contributions to this Plan, as set forth below.

(b) Affirmative Elections. For each Plan Year, a Participant may affirmatively direct his or her Employer to make “elective contributions” on his or her behalf directly to the Trust in an amount different than the automatic enrollment and increases contemplated under Section 3.2(a) above. A Participant may revoke his or her election to make elective contributions pursuant to rules prescribed by the Administrator. A Participant may increase or decrease the amount of his or her elective contributions as of the first day of any calendar month or as otherwise allowed by the Administrator.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized officer on the date set forth below.

BANK FIRST NATIONAL CORPORATION

August 15, 2017	By:	/s/ Sherry Jonet
Date